UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

INDEPENDENT BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2018

Dear Fellow Shareholder:

I am pleased to invite you to our 2018 Annual Shareholder Meeting, which will be held at 10:00 a.m. on Thursday, May 17, 2018 at the DoubleTree by Hilton Boston, 929 Hingham Street, Rockland, Massachusetts. The following pages contain information about the meeting. We are once again pleased to reduce the environmental impact of our proxy materials and lower delivery costs by furnishing you with instructions on how to access proxy materials over the internet and vote online. We will provide access to our proxy materials over the internet beginning on or about April 4, 2018 for those who own our common stock as of the close of business on March 23, 2018, the record date for our annual meeting. If you would like to receive a printed copy of proxy materials follow the instructions provided to request them.

Every shareholder vote is important. You can ensure that your shares are represented at the annual meeting by voting and submitting your proxy. Voting procedures are described in the proxy statement.

Two directors, Carl Ribeiro and John H. Spurr, Jr., will retire during the fourth quarter of 2018 upon reaching the age of 72, the mandatory retirement age established by our governance principles. On behalf of our grateful shareholders, and the rest of our Board, I thank Carl and Jack for their many years of devoted service.

Thank you for your support. I hope to see you at the annual meeting.

Cordially,
Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Chief Executive Officer
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

93
BOSTON
90
NORFOLK
COUNTY
3
Rockland
3A
495
PLYMOUTH
COUNTY
44
BRISTOL
COUNTY
95
Providence

DRIVING DIRECTIONS

From Boston and Points North:

•	Take Route 93 South to Route 3 South

•	Take Exit 14 (Rockland, Nantasket) off Route 3

•	At the end of the exit ramp bear right onto Hingham Street (Route 228)

•	The DoubleTree by Hilton Boston is located approximately 0.4 miles on the left behind Bellas Restaurant.

From Cape Cod:

•	Take Route 3 North to Exit 14 (Rockland, Nantasket)

•	At the end of the exit ramp turn left onto Hingham Street (Route 228)

•	The DoubleTree by Hilton Boston is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDER MEETING

The Annual Shareholder Meeting of Independent Bank Corp. will be held at the

DOUBLETREE BY HILTON BOSTON
929 Hingham Street
Rockland, Massachusetts 02370
on May 17, 2018 at 10:00 a.m.

At the annual meeting we will ask you to:

(1)	Reelect Donna L. Abelli, Kevin J. Jones, Mary L. Lentz, John J. Morrissey, and Frederick Taw as Class I Directors;

(2)	Approve the Company's 2018 Non-Employee Director Stock Plan;

(3)	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018;

(4)	Approve, on an advisory basis, the compensation of our named executive officers; and

(5)	Transact any other business that may properly come before the annual meeting.

You may vote at the annual meeting if you were a shareholder of record at the close of business on March 23, 2018.

Important Notice Regarding Internet Availability of Proxy Materials: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2017 are available at www.envisionreports.com/INDB.

By Order of the Independent Bank Corp. Board of Directors

Rockland, Massachusetts	Edward H. Seksay

March 29, 2018	General Counsel and Secretary

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN. Please promptly vote your shares. Voting procedures are described in the proxy statement.

INDEPENDENT BANK CORP. PROXY STATEMENT

EXECUTIVE OFFICER INFORMATION
Executive Officers	25
Relationship Between Compensation Policies and Risk	27
Compensation Committee Report	27
Compensation Discussion and Analysis	27
Executive Compensation Summary	27
Compensation Committee - Composition and Responsibility	28
Compensation Philosophy	30
Say on Pay Results	30
Use of Peer Groups and Survey Information	31
Compensation Program Elements	31
Base Salary	31
Annual Cash Incentive Compensation	32
Incentive Compensation Recovery Policy	33
Long-Term Equity Compensation	34
Executive Stock Ownership Guidelines	34
Retirement Benefits	35
Employment Agreements	36
CEO Employment Agreement	36
Executive Officer Employment Agreements	37
CEO and Executive Officer Equity Award Agreements	38
CEO Pay Ratio	38
Table of Potential Benefits Payable Upon Termination or Change in Control	39
Tabular Disclosures Regarding Executive Officers	40
Summary Compensation Table	40
Grants of Plan-based Awards	42
Outstanding Equity Awards at Fiscal Year End	43
Option Exercises and Stock Vested	45
Pension Benefits	45
Nonqualified Deferred Compensation	46

STOCK OWNERSHIP AND OTHER MATTERS
Common Stock Beneficially Owned by: any Person or Entity who Owns 5% or More of our Common Stock, our Directors and Named Executives, and all of our Executive Officers and Directors as a Group	48
Section 16(a) Beneficial Ownership Reporting Compliance	49
Solicitation of Proxies and Expenses of Solicitation	49

EXHIBIT
Exhibit A - 2018 Non-Employee Director Stock Plan	50

PROXY SUMMARY
This page summarizes information described in more detail elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting. Please review our 2017 Annual Report on Form 10-K for more information about our Company and its financial performance.

2018 Annual Shareholder Meeting

Date and Time:	Thursday, May 17, 2018, at 10:00 a.m. Eastern Time
Place:	DoubleTree by Hilton Boston 929 Hingham Street Rockland, Massachusetts 02370
Record Date:	March 23, 2018

Voting Matters and Board Recommendations
	Proposal				Board Recommendation	For More Information
Proposal 1 -	Reelect Donna L. Abelli, Kevin J. Jones, Mary L. Lentz, John J. Morrissey, and Frederick Taw as Class I Directors				“FOR” all nominees	Page	4
	Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
	Donna L. Abelli	60	2005	CPA and Professor	C, E, N, T	✓
	Kevin J. Jones	67	1997	Business Owner	C, E, N, T	✓
	Mary L. Lentz	64	2016	Commercial Real Estate Broker	E, T	✓
	John J. Morrissey	51	2012	Lawyer	E, T
	Frederick Taw	67	2015	Restaurant Owner	E, T	✓
	C - Compensation Committee E - Executive Committee N - Nominating Committee T - Trust Committee
Proposal 2 -	Approve the Independent Bank Corp. 2018 Non-Employee Director Stock Plan				“FOR”	Page	5
Proposal 3 -	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018				“FOR”	Page	9
Proposal 4 -	Approve, on an advisory basis, the compensation of our named executive officers				“FOR”	Page	10

How to Cast Your Vote
The Board of Directors of Independent Bank Corp. is soliciting proxies for use at the Annual Shareholder Meeting to be held on May 17, 2018, and at any adjournment or postponement of the meeting. The proxy materials will be made available to shareholders on or about April 4, 2018.

Your vote is important. Please cast your vote and play a part in the future of Independent Bank Corp.

Even if you plan to attend our Annual Shareholder Meeting in person, please cast your vote as soon as possible by:

Internet www.envisionreports.com/INDB.		Telephone		Mail
The voting deadline is 11:59 p.m., Eastern Time, on May 16, 2018. Stock in the Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan must be voted by May 15, 2018.

2018 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES

This proxy statement contains information about the 2018 Annual Shareholder Meeting of Independent Bank Corp. The meeting will be held on Thursday, May 17, 2018, beginning at 10:00 a.m. Eastern Time at the DoubleTree by Hilton Boston, 929 Hingham Street, Rockland, Massachusetts. Independent Bank Corp. is, for ease of reference, referred to in this proxy statement as the "Company." Rockland Trust Company, our wholly-owned bank subsidiary, is for ease of reference referred to in this proxy statement as "Rockland Trust."

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote upon the matters summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 23, 2018 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On March 23, 2018, there were 27,512,355 shares of our common stock outstanding and eligible to vote.

How do I vote?

If you are a registered shareholder (that is, if you hold shares directly registered in your own name) you have four voting options:

•	Over the internet at the internet address shown on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”);

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or

•	By attending the annual meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the entity that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the entity that holds your shares and present that proxy, along with proof of your identity, at the meeting.

If you are a registered holder or hold your shares in street name, votes submitted by internet or telephone must be received by 11:59 p.m. eastern time on May 16, 2018. For Company stock you own in the Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan, your proxy card or voting instructions must be received by May 15, 2018. All outstanding shares of common stock for which you have provided instructions that are received by the applicable deadline will be voted.

Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our Secretary at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our Secretary prior to the deadlines noted above, or (iii) appearing at the meeting in person and giving our Secretary proper written notice of his or her intention to vote in person.

If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from the entity which holds your shares giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.

Who is asking for my vote?

The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed a definitive proxy statement with the United States Securities and Exchange Commission ("SEC") on March 29, 2018 that will be made available via the internet on April 4, 2018.

What are the Board's voting recommendations?

The Board recommends that you vote as follows:

(1)    “FOR” the reelection of each of Donna L. Abelli, Kevin J. Jones, Mary L. Lentz, John J. Morrissey, and Frederick Taw to serve as Class I Directors.

(2)    “FOR” approval of the Company’s 2018 Non-Employee Director Stock Plan.

(3)    “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018.

(4)    “FOR” approval of the advisory vote on the compensation of our named executive officers.

Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. If you submit your proxy but do not specify how you want your shares to be voted, they will be voted in accordance with the Board’s recommendations. The Board will only use proxies received prior to or at the annual meeting and any adjournments or postponements of the meeting for which no new record date is set. If any other matters properly come before the meeting, the persons appointed as proxies will vote in accordance with their best judgment.

How many votes are needed?

Assuming a quorum is present, the vote required for approval of the matters to be considered is as follows:

•	Proposal 1: A majority of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors in uncontested elections.

•	Proposal 2: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the Company’s 2018 Non-Employee Director Stock Plan.

•	Proposal 3: A majority of votes cast by shareholders present, in person or by proxy, is required to ratify the appointment of our independent registered accounting firm.

•	Proposal 4: A majority of votes cast by shareholders present, in person or by proxy, is required to approve the advisory proposal on the compensation of our named executive officers.

Abstentions and broker non-votes are not considered votes cast and accordingly are disregarded for purposes of determining whether a proposal has been approved. Approval by a “majority of votes cast” means that the number of votes cast “FOR” must exceed the number of votes cast “AGAINST”.

Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. If a matter is not considered “routine” then the bank, broker, or other nominee may not vote shares with respect to that non-routine matter if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer's shares because the matter is not considered routine.

The only proposal before the meeting this year deemed a “routine” matter is ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. This means that if your shares are held in street name, your bank, broker, or other nominee can vote your shares on that proposal even if you do not provide timely voting instructions. All other proposals are not considered “routine” matters. As a result, if you do not instruct your bank, broker, or nominee how to vote on the other proposals, no vote will be cast and a broker “non-vote” will occur.

Who can attend the meeting?

Shareholders of record and beneficial owners as of March 23, 2018 may attend the meeting, accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and a valid form of identification, such as a driver’s license or passport, with you.

How many shareholders need to attend the meeting?

In order to conduct the meeting, a majority of shares entitled to vote as of the record date, or at least 13,756,178 shares, must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Where can I find the voting results from the meeting?

The voting results will be reported in a Form 8-K, which will be filed with the SEC within four business days of the meeting.

Householding of annual meeting materials

Some banks, brokers, and other nominee record holders participate in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive one envelope containing the Notices of Internet Availability for all shareholders in the household (or, as the case may be, one set of proxy materials and a separate proxy card for each shareholder account in the household). If applicable, please vote all proxy cards enclosed in such a package. We will promptly deliver the Notice of Internet Availability separately, or deliver multiple copies of the proxy statement materials, to you if you contact us at the following address or telephone number: Edward H. Seksay, General Counsel and Secretary, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370; telephone: (781) 982-6158. If you want to receive the Notice of Internet Availability separately or receive separate copies of the proxy materials in the future, or if you hold your shares in street name and you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address or telephone number above.

Participation in householding will not affect or apply to any of your other shareholder mailings. Householding saves us money by reducing printing and postage costs, and is environmentally friendly. It also creates less paper for shareholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1):

Our Board of Directors currently has 14 members. The Company's articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years.

Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually. In accordance with the mandatory retirement age established by our governance principles, directors Carl Ribeiro and John H. Spurr, Jr. will retire during the fourth quarter of 2018 when they reach the age of 72.

The Board or the Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement as the "nominating committee", selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination, or recommendation for nomination, of directors by our shareholders, see “Board of Directors Information - Shareholder Director Nominations and Recommendations” below.

All director candidates are evaluated in accordance with the criteria set forth in the Company's Governance Principles, which may be viewed by accessing the Investor Relations link under the About Us category on the Rockland Trust website: http://www.rocklandtrust.com, with respect to director qualifications. (We have included references to the Rockland Trust website address at different points in this proxy statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this proxy statement.) In evaluating the qualifications of potential new directors, the Board considers a set of recruitment criteria intended to, based upon the characteristics of the then current Board, take Board diversity into account with respect to personal attributes and characteristics, professional experience, skills, and other qualifications. For incumbent directors, the Board and the nominating committee also consider the director’s response to a self-assessment questionnaire and the director’s attendance and participation in, and overall contribution to, the work of the Board. Directors must be willing to devote sufficient time to carry out their duties and responsibilities and should be committed to serving on the Board for an extended period of time.

The Company’s By-Laws and governance principles provide for majority voting in uncontested director elections. In an uncontested election, if an incumbent director standing for election is not reelected by a majority of the votes cast, the director is required to promptly tender a notice of resignation to the Board. The resignation is not effective unless accepted by the Board. The nominating committee would then recommend whether the Board should accept or reject a tendered resignation. In determining whether to accept a tendered resignation, the Board would consider the potential impact of the resignation on compliance with applicable legal and listing standards and any other factors deemed relevant. The decision of the Board would be promptly disclosed in a Form 8-K. In contested director elections, the vote standard would be a plurality of votes cast.

All nominees currently serve on our Board. The Board and the nominating committee, with the directors up for reelection abstaining, have nominated Donna L. Abelli, Kevin J. Jones, Mary L. Lentz, John J. Morrissey, and Frederick Taw, whom we refer to in this proxy statement as the "board nominees," for reelection at the annual meeting to the class of directors whose terms will expire at the 2021 annual meeting. In nominating each of the board nominees for reelection, the Board or the nominating committee determined that the board nominees possess the specific experience, qualifications, attributes, and skills described below under "Board of Directors Information" to serve as a director of the Company and Rockland Trust. There are no agreements or arrangements between any director or director nominee and any third party other than the Company relating to compensation or other payments in connection with any director or director nominee’s candidacy or service as a director.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. Each of the board nominees has consented to serve, and we have no reason to believe that any of the board nominees will be unable to serve if elected. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

The Board unanimously recommends that you vote
FOR the reelection of each of the board nominees. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Approval of 2018 Non-Employee Director Stock Plan (Proposal 2):

On March 15, 2018 the Board unanimously adopted the Independent Bank Corp. 2018 Non-Employee Director Stock Plan (the “2018 Director Stock Plan”) and voted to submit it for shareholder approval. We are asking for shareholder approval so that we will be able to grant restricted stock awards and/or stock options under the 2018 Director Stock Plan to directors who are not also employees of the Company or of Rockland Trust (the “Non-Employee Directors”).

If approved by shareholders, the 2018 Director Stock Plan will replace the current stock plan for Non-Employee Directors that was approved by shareholders in 2010 and is scheduled to terminate in 2020 (the “2010 Director Stock Plan”). The terms and conditions of the 2018 Director Stock Plan, which are described below, are substantially similar to the terms of the 2010 Director Stock Plan. The range of potential annual restricted stock awards (not to exceed 1,500 shares) and of potential annual stock option grants (up to 3,000 shares) proposed in the 2018 Director Stock Plan are the same as the ranges for those equity awards set forth in the 2010 Director Stock Plan.

The summary of the 2018 Director Stock Plan that follows does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Director Stock Plan, which is attached as Exhibit A and is incorporated by reference into this proposal:

Purpose

The purpose of the 2018 Director Stock Plan is to promote the long-term success of the Company and its subsidiaries by creating a long-term mutuality of interests between the Non-Employee Directors and the Company’s shareholders through the granting of restricted stock awards and/or stock options, to provide an additional inducement for the Non-Employee Directors to serve on the Board of the Company and/or Rockland Trust, and to provide a means through which the Company and Rockland Trust may attract qualified persons to serve as Non-Employee Directors.

Administration of the 2010 Plan

The 2018 Director Stock Plan will be administered by the Board, which may delegate its powers under the 2018 Director Stock Plan to the compensation committee which shall consist of two or more directors who are Non-Employee Directors. The Non-Employee Directors to whom restricted stock awards and/or stock options are granted, the timing of grants, the number of shares subject to any restricted stock award or stock option, the exercise price of any stock option, and the term of any stock option shall be as provided in the 2018 Director Stock Plan.

Shares Subject to the Plan

The 2018 Director Stock Plan authorizes the issuance of either stock options or restricted stock awards for up to 300,000 shares of common stock, an amount that includes the 179,855 shares remaining available as of March 1, 2018 for issuance under the 2010 Director Stock Plan. If the 2018 Director Stock Plan is approved by the shareholders, no additional shares will be issued under the 2010 Director Stock Plan. Shares issuable under the 2018 Director Stock Plan as restricted stock awards or stock options may be authorized and unissued or shares previously issued that we have reacquired. Any shares granted under the 2018 Director Stock Plan which expire or are terminated, forfeited, or canceled without having been exercised or vested in full, shall be available for new grants. As of March 23, 2018, the closing sale price of our common stock was $69.40 per share.

Eligibility

Restricted stock awards and stock options may be granted under the 2018 Director Stock Plan to the Non-Employee Directors of the Company and of Rockland Trust. Persons who are Non-Employee Directors of both the Company and of Rockland Trust shall be entitled to awards under the 2018 Director Stock Plan as if they were Non-Employee Directors of the Company only. There are currently 12 Non-Employee Directors.

Terms and Conditions of Awards

Types of Awards.  Restricted stock awards and non-statutory stock options will be granted to Non-Employee Directors in the amounts and at the times specified in the 2018 Director Stock Plan. If shareholders approve the 2018 Director Stock Plan, on the later of the third business day following the 2018 Annual Shareholders Meeting or the effectiveness of a SEC registration statement for the shares subject to the 2018 Director Stock Plan, all Non-Employee Directors shall automatically and without further action be granted a restricted stock award for 500 shares of common stock that will vest immediately. Following each annual shareholders meeting occurring after 2018, each then current Non-Employee Director who serves on the Board of the Company and/or Rockland Trust shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 which shall vest immediately upon grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, which shall be immediately exercisable, or (C) a combination of restricted stock awards and stock options subject to the foregoing limits and an overall limit of 4,500 shares of common stock. Any new Non-Employee Director who joins the Board during the period between the annual shareholders meeting and December 31 of that year shall be entitled to receive, on the third business day following the appointment to the Board, the same award as if he or she had been a member of the Board on the date of the annual shareholders meeting. The Board shall determine the nature and amount of subsequent annual awards based upon a recommendation of the compensation committee as set forth in the 2018 Director Stock Plan.

Exercise Price.  The option price for shares issued upon exercise of stock options will be 100% of the fair market value of the shares on the date the option is granted.

Form of Consideration Upon Exercise of Options.  The option price for each stock option will be payable in cash or by other shares of our common stock.

Term.  Stock options will vest immediately and will expire no more than ten years from the date of grant. If during his or her term of office as a Non-Employee Director a grantee is removed from the Board for cause, any outstanding stock option held by the grantee shall immediately terminate and be forfeited. Restricted stock awards will vest immediately upon grant.

Other Provisions.  The restricted stock agreement or stock option agreement for each grant may contain other terms, provisions, and conditions consistent with the 2018 Director Stock Plan, as may be determined by the Board.

Adjustments

The number of shares available under the 2018 Director Stock Plan, the number of shares to be granted for each restricted stock award or stock option, and the number of shares subject to outstanding stock options will be adjusted to reflect any stock split, stock dividend, or other event generally affecting the number of shares of common stock. If a merger, consolidation, or other business reorganization occurs and the Company is not the surviving entity, the compensation committee, with the approval of the Board, may cancel and terminate all outstanding stock options by paying each holder of a stock option in cash the difference between the exercise price, if any, and the fair market value of the shares underlying the stock option on the date of such merger, consolidation, or other business reorganization.

 Limitations on Transferability

Stock options granted under the 2018 Director Stock Plan may be transferred only pursuant to a qualified domestic relations order, by will or the laws of intestacy, or to any member of the grantee’s family.

Amendment and Termination

The Board has the ability to modify, amend or terminate the 2018 Director Stock Plan, in any respect, in order to meet changes in legal requirements or for any other reason. The Company must obtain shareholder approval for each amendment of the 2018 Director Stock Plan for which shareholder approval is required by applicable stock exchange listing requirements, or any other applicable laws or regulations.

 The termination or any modification or amendment of the 2018 Director Stock Plan shall not, without the consent of the holder of a restricted stock award or stock option, affect his or her rights. The Board, however, may, with the consent of the person affected, amend outstanding restricted stock agreements or stock option agreements in a manner consistent with the 2018 Director Stock Plan. The Board shall also have the right to amend or modify the terms and provisions of the 2018 Director Stock Plan and of any outstanding restricted stock agreement or stock option agreement to the extent necessary to ensure the qualification of the 2018 Director Stock Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations, and policies affecting the Company and recipients of awards under the 2018 Director Stock Plan. Any descriptions of the provisions of any law, regulation, or policy are qualified in their entirety by reference to the particular law, regulation, or policy. Any change in applicable law or regulation or the policies of various taxing authorities may have a significant effect on this summary.

A participant who receives non-statutory stock options will not recognize taxable income for federal income tax purposes at the time a non-statutory stock option is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The compensation amount will be the difference between the option price and the fair market value of the shares on the date of the option exercise. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon the exercise of the non-statutory stock options. The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of a non-statutory stock option in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Any gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

Because all restricted stock awards vest upon grant, a participant who receives restricted stock awards under the 2018 Director Stock Plan will recognize taxable income for federal income tax purposes when the restricted stock award is granted. Upon grant, the participant will generally be required to include in ordinary income for the taxable year in which the grant occurs an amount equal to the fair market value of the shares on the vesting date (i.e., the grant date). The Company will generally be allowed to claim a deduction for compensation expense in a like amount.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards under the 2018 Director Stock Plan. State and local tax consequences may also be significant.

Current Grants

If the 2018 Director Stock Plan is approved, on the later of the third business day following the 2018 Annual Shareholders Meeting or the effectiveness of a SEC registration statement for the shares subject to the 2018 Director Stock Plan, all 12 Non-Employee Directors shall automatically and without further action be granted a restricted stock award for 500 shares of common stock that will vest immediately. Any new Non-Employee Directors who join the Board during the period between the annual shareholders meeting and December 31 of that year shall be entitled to receive, on the third business day following the appointment to the Board, the same award as if he or she had been a member of the Board on the date of the annual shareholders meeting.

The following table shows the benefits that the Non-Employee Directors would receive in 2018 if shareholders approve the 2018 Director Stock Plan:

Name and Position	Dollar Value Stock Options ($)	Number of Stock Options	Dollar Value(2)	Number of Restricted Shares(2)

Non-Employee Directors (12 persons)(1)	N/A	N/A	$416,400	6,000

(1)	Assuming no change in the number of Non-Employee Directors prior to award.
(2)
Value computed based on the closing price of our stock on March 23, 2018. In 2018, each of the 12 current Non-Employee Directors will be granted a restricted stock award for 500 shares of common stock that will vest immediately. Following each annual shareholders meeting occurring after 2018, each then current Non-Employee Director who serves on the Board of the Company and/or Rockland Trust shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 shares, which shall vest immediately, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, which shall be immediately exercisable, or (C) a combination of restricted stock awards and stock options subject to the foregoing limits and an overall limit of 4,500 shares of common stock. Any new Non-Employee Director who joins the Board during the period between the annual shareholders meeting and December 31 of that year will be entitled to receive, on the third business day following appointment to the Board, the same award as if he or she had been a member of the Board on the date of the annual shareholders meeting. The Board shall determine the size and composition of future annual equity awards based upon a compensation committee recommendation as set forth in the 2018 Director Stock Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The Company's stock based plans include the Second Amended and Restated 2005 Employee Stock Plan (“2005 Employee Plan”) and the 2010 Director Stock Plan, both of which have been approved by the Company’s Board of Directors and shareholders. The Company may award shares from these plans as either restricted stock or stock options or from its pool of authorized but unissued shares.

The following table presents the amount of cumulatively granted stock options and restricted stock awards, net of forfeitures, through December 31, 2017:

	Authorized Awards	Cumulative Granted, Net of Forfeitures		Total	Authorized but Unissued
		Stock Option Awards	Restricted Stock Awards

2005 Employee Plan	1,650,000	537,941	695,546	1,233,487	416,513
2010 Director Stock Plan	314,600	42,000	93,245	135,245	179,355

The following table sets forth information as of December 31, 2017 about the securities authorized for issuance under the Company’s equity compensation plans.

Equity Compensation Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)
Plans approved by security holders	84,000	$32.16	595,868
Plans not approved by security holders	—	—	—
TOTAL	84,000	$32.16	595,868

As of December 31, 2017 there are 416,513 shares available for future issuance under the 2005 Employee Plan. There are 179,355 shares available for future issuance under the 2010 Director Stock Plan. Shares under the 2005 Employee Plan and the 2010 Director Stock Plan may be issued as stock options or restricted stock awards.

The Board unanimously recommends that you vote FOR
the approval of the 2018 Non-Employee Director Stock Plan.
Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3):

The audit committee has appointed the firm Ernst & Young LLP (“EY”) to serve as the Company's independent registered public accounting firm for 2018. While we are not required to have shareholders ratify the selection of EY as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of EY for ratification by shareholders as a matter of good corporate practice.

EY has served as the Company’s independent registered public accounting firm since 2009. The audit committee is involved in selecting the lead EY partner for the Company, and the current lead EY partner was selected in 2017. The audit committee considers the impact of changing auditors when assessing whether to retain the current external auditor.

The following table shows the fees paid or accrued by us for professional services provided by EY during 2017 and 2016:

	2017	2016
Audit Fees	$1,097,949	$819,576
Audit-Related Fees (1)	91,000	108,000
Tax Fees	—	—
All Other Fees (2)	1,995	65,260
Totals	$1,190,944	$992,836

(1) Audit-related fees are associated with the employee benefit plan and other subsidiary stand-alone audits.
(2) Other fees are associated with a subscription to an online research tool and a one-time fee for a web application assessment that occurred in 2016.

The audit committee has considered the nature of the other services provided by EY and determined that they are compatible with the provision of independent audit services. The audit committee has discussed the other services with EY and management to determine that such services are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002.

The Board recommends that shareholders vote in favor of ratifying EY as our independent registered public accounting firm and believes that the choice of EY as the Company’s external auditor is in the best interests of the Company and its shareholders. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of EY at the appropriate time. We anticipate, however, that there would be no immediate change in our independent registered public accounting firm this year if shareholders do not ratify the selection of EY because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of EY the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.

An EY representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that you vote FOR the ratification of the appointment of EY as the Company's independent registered public accounting firm.
Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Advisory Vote on Executive Compensation (Proposal 4):

The Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as our “say on pay” vote) as disclosed in this proxy statement. In accordance with the preference expressed by our shareholders at our 2017 annual meeting, we currently hold an annual say on pay vote. Accordingly, you may vote on the following resolution at the 2018 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As discussed in the Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our compensation policies and procedures are designed to provide a strong link between executive officer compensation and our short and long-term performance. The objective of the Company's compensation program is to provide compensation that is competitive, variable based on the Company's performance and individual performance, and aligned with the long-term interests of shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Other Matters:

The proxy also confers discretionary authority with respect to any other business that may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the person named as proxy to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTOR INFORMATION

For purposes of this proxy statement the ages of directors have been computed as of our annual meeting date.

The Board of the Company is currently comprised of the individuals listed below:

Class I Directors (Nominated For Reelection at this Meeting For a Term Expiring in 2021)

Experience: Ms. Abelli, 60, is a certified public accountant and has since September 2017 been an Assistant Professor at Ricciardi College of Business, Bridgewater State University. Ms. Abelli has for a portion of the last five years served as a Consulting Chief Financial Officer for private companies. Ms. Abelli previously served on an interim basis as the Chief Financial Officer of publicly-traded companies and various private companies, primarily in the life sciences industries, and as the Chief Financial Officer of a publicly-traded company. Ms. Abelli began her accounting career at Coopers & Lybrand (now PwC LLP) where she was named a partner and, from 1998 to 1999, was President of the Massachusetts Society of CPAs. Ms. Abelli was named Chair of the Board of Rockland Trust and the Company in 2012 and has served as a director of the Company and of Rockland Trust since 2005.

Skills and Qualifications: The Board and the nominating committee have determined that Ms. Abelli is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a Chief Financial Officer of publicly-traded companies, and her designation as a certified public accountant.

Donna L. Abelli Director since 2005 Chair since 2012 Committees ➢ Compensation ➢ Executive ➢ Nominating ➢ Trust

Experience: Mr. Jones, 67, has, for at least the last five years, been the Treasurer of Plumbers' Supply Company, a wholesale plumbing supply company, in New Bedford, Massachusetts. Mr. Jones has served as a director of Rockland Trust since 1997 and as a director of the Company since 2000. Mr. Jones was previously appointed a director of Middleborough Trust Company in 1990 and served as director of that bank until 1992, when it was merged with and into Rockland Trust.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Jones is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Kevin J. Jones Director since 1997 Committees ➢ Compensation ➢ Executive, Chair ➢ Nominating ➢ Trust

Experience: Ms. Lentz, 64, has worked for the past 22 years for McCall & Almy, a Boston-based commercial real estate brokerage and advisory services firm. Ms. Lentz currently serves as an Executive Vice President and Partner of McCall & Almy. Ms. Lentz has 35 years of commercial real estate experience, including prior work as Chief Operating Officer of a publicly-traded real estate investment trust. Ms. Lentz specializes in advising healthcare, corporate, and non-profit institutions with real estate leasing, acquisition, and disposition strategies. Ms. Lentz has served as a director of the Company and of Rockland Trust since 2016.

Skills and Qualifications: The Board and the nominating committee have determined that Ms. Lentz is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, and her familiarity with the communities that Rockland Trust serves.

Mary L. Lentz Director since 2016 Committees ➢ Executive ➢ Trust

Experience: Mr. Morrissey, 51, is a practicing attorney and is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson & Zafiropoulos LLP, practicing in the areas of litigation, bankruptcy and creditors' rights, and real estate. Mr. Morrissey currently serves as a Vice Chair of the Massachusetts Board of Bar Overseers of the Supreme Judicial Court.  The Board of Bar Overseers was established as an independent administrative body to investigate complaints against lawyers and act as an administrative tribunal to consider disciplinary charges brought against attorneys practicing in Massachusetts. Mr. Morrissey is Treasurer of the Massachusetts Bar Association and a Member of its Executive Management Board. Mr. Morrissey is a Life Fellow of the Massachusetts Bar Foundation, the charitable arm of the Massachusetts Bar Association. Mr. Morrissey previously served as a director of Central Bancorp, Inc. and its wholly-owned subsidiary Central Co-operative Bank d/b/a Central Bank until November 2012, when Central Bancorp, Inc. was merged with and into the Company. Mr. Morrissey has served as a director of the Company and of Rockland Trust since 2012.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Morrissey is qualified to serve as a director based upon his prior service as a director of the Company and Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities Rockland Trust serves, and his prior service as a director of another bank.

John J. Morrissey Director since 2012 Committees ➢ Executive ➢ Trust

Experience: Mr. Taw, 67, is the owner of the Golden Temple, a restaurant in Brookline, Massachusetts and has served as a director of Rockland Trust and the Company since 2015. Mr. Taw is an active member of the local Asian community and participant in Asian community service organizations, including South Cove Community Health Center, the premier Asian community health center of Massachusetts, with which Mr. Taw has worked closely since its inception in 1972. Mr. Taw previously served as a director of Peoples Federal Bancshares, Inc. until February 2015, when it was merged with and into the Company. Mr. Taw has served as a director of the Company and of Rockland Trust since 2015.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Taw is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Frederick Taw Director since 2015 Committees ➢ Executive ➢ Trust

Class II Directors Continuing in Office (Term Expiring in 2019):

Experience: Mr. Hogan, 58, has, for at least the last five years, served as the President and Chief Executive Officer of the A.D. Makepeace Company, the world’s largest cranberry grower and the largest private property owner in eastern Massachusetts. Prior to joining that privately-owned company based in Wareham, Massachusetts, Mr. Hogan was President of MassDevelopment, the economic development authority for the Commonwealth of Massachusetts. While at MassDevelopment, he served as cabinet officer for two Massachusetts governors. Mr. Hogan serves on the Ocean Spray Board of Directors and is co-chair of the Commonwealth Housing Task Force, a group dedicated to promoting a consensus housing agenda focused on solving Massachusetts’ housing needs. Previously, he served as Mayor of Marlborough, Massachusetts. Mr. Hogan serves on the Executive Board of the Associated Industries of Massachusetts and is on the Board of Directors of the Commercial Real Estate Development Organization known as NAIOP. Mr. Hogan has served as a director of the Company and of Rockland Trust since 2017.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Hogan is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Michael P. Hogan Director since 2017 Committees ➢ Executive ➢ Trust

Experience: Ms. Miskell, 60, is a certified public accountant and for at least the last five years has served as the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005. Ms. Miskell was previously appointed a director of Falmouth Bancorp, Inc., the holding company of Falmouth Bank, which was merged with and into the Company in 2004. Ms. Miskell, while a director of Falmouth Bancorp, served as the chair of its audit committee. Ms. Miskell has served as a director of the Company and of Rockland Trust since 2005.

Skills and Qualifications: The Board and the nominating committee have determined that Ms. Miskell is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a director of another bank, and her designation as a certified public accountant.

Eileen C. Miskell Director since 2005 Committees ➢ Audit, Chair ➢ Compensation ➢ Executive ➢ Nominating ➢ Trust

Experience: Mr. Nadeau, 59, was named the President of Rockland Trust on March 16, 2017. Mr. Nadeau previously served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, serving as a Senior Vice President of Commercial Lending from 1992 until 2007. Mr. Nadeau has served as a director of the Company and of Rockland Trust since 2017.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Nadeau is qualified to serve as a director based upon his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his commercial lending expertise.

Gerard F. Nadeau Director since 2017 Committees ➢ Executive

Experience: Mr. Ribeiro, 71, for at least the last five years, has been the owner and President of Carlson Southcoast Corporation, a holding company for several food industry businesses based in New Bedford, Massachusetts. Mr. Ribeiro is also the Chairman of Famous Foods, an internet food distributor based in New Bedford, Massachusetts. Mr. Ribeiro has served as a director of Rockland Trust and the Company since 2008. Mr. Ribeiro was previously appointed a director of Slades Bank in 2005 and served as director of that bank and as the chair of its audit committee until 2008, when it was merged with and into Rockland Trust. Mr. Ribeiro also previously served as a director of Seacoast Financial Services Corporation and its wholly-owned subsidiary Compass Bank until 2004, and as the chair of its audit committee. Mr. Ribeiro has served as a director of the Company and of Rockland Trust since 2008.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Ribeiro is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Carl Ribeiro Director since 2008 Committees ➢ Audit ➢ Executive ➢ Nominating ➢ Trust

Experience: Mr. Spurr, 71, is Vice-Chair of the Board of Directors of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts. Prior to March 2017 Mr. Spurr served, for at least the previous five years, as the President of A.W. Perry, Inc. and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Spurr is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

John H. Spurr, Jr. Director since 1985 Committees ➢ Audit ➢ Executive ➢ Trust

Experience: Mr. Venables, 63, served as the President and Chief Executive Officer and as a director of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank from 2002 until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Prior to 2002, Mr. Venables co-founded Lighthouse Bank of Waltham, Massachusetts in 1999 and served as its President and Chief Executive Officer and as a director. From 1998 to 1999, Mr. Venables was employed as a banking consultant with Marsh and McLennan Capital, Inc. He was employed by Grove Bank of Newton, Massachusetts from 1974 until it was acquired by Citizens Bank in 1997, serving as its President and Chief Executive Officer and as a director for the last 11 years of his tenure. Mr. Venables has served as a director of Rockland Trust and the Company since 2009.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Venables is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Thomas R. Venables Director since 2009 Committees ➢ Executive ➢ Nominating, Chair ➢ Trust, Chair

Class III Directors Continuing in Office (Term Expiring in 2020):

Experience: Mr. O'Brien, 62, is a certified public accountant and, for at least the last five years, has been owner and president of O'Brien, Riley and Ryan, a CPA firm located in Braintree, Massachusetts. Mr. O'Brien is also the manager of State Street Wealthcare Advisors, LLC, a financial services company. Mr. O'Brien is also a practicing attorney. Mr. O'Brien has served as a director of Rockland Trust and the Company since 2009. Mr. O'Brien previously served as a director and member of the audit committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Mr. O'Brien also previously served as a director of Chart Bank until it was merged with and into Benjamin Franklin Bank, and served as chair of the Chart Bank audit committee. Mr. O'Brien has served as a director of the Company and of Rockland Trust since 2009.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. O'Brien is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of other banks, and his designation as a certified public accountant.

Daniel F. O'Brien Director since 2009 Committees ➢ Audit ➢ Compensation, Chair ➢ Executive ➢ Trust

Experience: Mr. Oddleifson, 59, has served as President and Chief Executive Officer of the Company and as the Chief Executive Officer of Rockland Trust since 2003. Mr. Oddleifson was also the President of Rockland Trust from 2003 to 2017. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia. Mr. Oddleifson has served as a director of the Company and of Rockland Trust since 2003.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Oddleifson is qualified to serve as a director based upon his experience as our President and Chief Executive Officer, his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his prior experience at another bank, and his familiarity with the communities that Rockland Trust serves.

Christopher Oddleifson Director since 2003 Committees ➢ Executive ➢ Trust

Experience: Mr. Tedeschi, 68, is a retired real estate developer and, for part of the last five years, has been a Director of Tedeschi Food Shops, Inc. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991.

Skills and Qualifications: The Board and the nominating committee have determined that Mr. Tedeschi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Brian S. Tedeschi Director since 1980 Committees ➢ Executive ➢ Trust

Average Director Age, Average Director Tenure, Percentage Of Women On Board

The average age of our directors, computed as of our annual meeting date, rounds to 63 years. The average tenure of our directors on the Board of either the Company or of Rockland Trust rounds to 12 years. Three of our fourteen directors are women, so over 21% of our Board is female.

Corporate Governance Information

The Board has adopted governance principles, and written charters for all current Board committees, including the audit committee, the nominating committee, and the compensation committee. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link under the About Us category on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link under the About Us category on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents. The Company will disclose any amendment to or waiver from a provision of the Code of Ethics as may be required, and within the time period specified, under applicable SEC and Nasdaq rules at this same location on the website.

Anti-Hedging and Anti-Pledging Policy

The Board has adopted a policy to prevent insider trading that, among other things, expressly prohibits:

•
Any director, officer, or employee of the Company or of Rockland Trust from, directly or indirectly, engaging in any transaction that is designed to or has the effect of hedging or offsetting any decrease in the market value of the Company’s stock, including transactions involving prepaid variable forward contracts, equity swaps, collars, exchange funds, short sales, puts, calls, or other derivative securities; and

•
Any director or executive officer from either pledging Company stock or from holding Company stock in a margin account without the prior permission of the Company's General Counsel, Chief Financial Officer, or Controller.

Board Leadership Structure and Executive Sessions

The Board has named as its Chair a director who is not also the Chief Executive Officer of the Company or of Rockland Trust and believes that such a leadership structure is appropriate to segregate the Board's oversight role from management of the Company and Rockland Trust. The Board provides oversight of the Chief Executive Officer and other management of the Company and Rockland Trust to ensure that the long-term interests of shareholders are being served through 12 regularly scheduled meetings and one all-day strategic planning meeting with management each year, and additional meetings when necessary or advisable. At these meetings, reports on the management and performance of the Company and Rockland Trust, including reports regarding liquidity, interest rate risk, credit quality, loan loss provision, regulatory compliance, and other risks, are reviewed. During each regularly-scheduled Board meeting there is an opportunity for non-employee directors to meet in executive session, without the Chief Executive Officer or any other member of management present. The Board also regularly meets with the Chief Executive Officer alone so as to have the ability to discuss topics without the other members of management present.

The Board has also established the Board committees described below which regularly meet and report back to the Board on the responsibilities delegated to them. Each Board committee has the authority to engage outside experts, advisors, and counsel if needed to assist the committee in its work. During each meeting committees have the opportunity to hold executive sessions without the Chief Executive Officer or any other member of management present.

In addition to its general oversight role, the Board also: selects, evaluates, and compensates the Chief Executive Officer and oversees Chief Executive Officer succession planning; reviews, monitors, and, when necessary or appropriate, approves fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company or Rockland Trust and options for their mitigation; and seeks to maintain the integrity of financial statements and the integrity of compliance with law and ethics of the Company and Rockland Trust.

Shareholder Communications to Board

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the General Counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) provide copies or summaries of shareholder communications to the Board as he considers appropriate.

Communications will be forwarded to all directors or specified individual directors if they relate to substantive matters and include suggestions or comments that the General Counsel of the Company considers to be appropriate for Board consideration. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to directors for review.

Shareholders who wish to send communications to the Board should submit them, in writing, to Edward H. Seksay, General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations and Recommendations

The Company's By-Laws require shareholders to submit advance notice of director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., for the Company’s 2019 annual meeting, not later than March 3, 2019 or earlier than January 12, 2019). The nomination must set forth the name, age, business address, residence address, occupation, and amount of common stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of common stock held in the nomination. The shareholder must also provide certain additional information, as set forth in the Company's By-Laws. Shareholders should submit any director nominations, in writing, to the Secretary, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

The nominating committee also considers recommendations for director nominees submitted by shareholders. The nominating committee will, as stated in its charter, review any director nominations submitted by shareholders to determine if the nominees satisfy the following criteria set forth in the Board's governance principles with respect to qualifications for directors:

•
Directors should, as a result of their occupation, background, and/or experience, possess a mature business judgment that enables them to make a positive contribution to the Board. Directors are expected to bring an inquisitive and objective perspective to their duties. Directors should possess, and demonstrate through their actions on the Board, exemplary ethics, integrity, and values.

•
Directors will be ineligible to continue to serve on the Board once they attain the age of 72. Directors who attain the age of 72 during their elected term as a Director will retire from the Board upon reaching the age of 72.

•
Director ownership of the Company's common stock is strongly encouraged and Directors are required to comply with the Company's Director Stock Ownership Guidelines. Please refer to the section entitled “Stock Ownership and Other Matters” in this proxy statement for more information about the amount of common stock owned by our Directors.

•
While familiarity with the communities that Rockland Trust serves is one factor to be considered in determining if an individual is qualified to serve as a Director, it is not a controlling factor. It is the sense of the Board, however, that a significant portion of the Directors should represent or be drawn from the communities that Rockland Trust serves.

•
Customers of Rockland Trust, if otherwise qualified, may be considered for Board membership. A customer relationship, however, will be a secondary criteria considered in evaluating a Director candidate in addition to other relevant considerations.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

Shareholder Proposals for Next Annual Meeting

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2019 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. Any shareholder who wishes to submit a proposal for inclusion in the proxy statement for the 2019 Annual Meeting will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company no later than December 5, 2018. For business to be brought before next year's annual meeting by a shareholder (other than a proposal submitted in accordance with Rule 14a-8), you must give timely notice to the Company, which must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than March 3, 2019 or earlier than January 12, 2019) and must otherwise satisfy the requirements set forth in the Company's By-Laws. In the event the Company receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders that is not submitted for inclusion in the Company's proxy materials, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment. Please forward any shareholder proposals or notices of business, in writing, to Edward H. Seksay, General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees

It is our policy that, to the extent possible, all directors attend the annual shareholder meeting. All directors who were then serving on the Board attended last year's annual shareholder meeting.

During 2017, the Boards of the Company and Rockland Trust had 14 concurrent meetings. All directors attended at least 75% of the meetings of our Board during the prior calendar year.

The Boards of the Company and Rockland Trust have standing executive, audit, compensation, and nominating committees. The Rockland Trust Board also has a standing trust committee. All Board committees operate under a written charter approved by the Board that describes the committee's role and responsibilities. The charter for each Board committee may be viewed by accessing the Investor Relations link under the About Us category on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents.

The membership of each of our standing Board committees is shown in the table below. In addition to the three permanent members of the executive committee, three directors serve as rotating members of the executive committee for a three-month term, with the term of each rotating director staggered so that a new director rotates on and off of the committee each month. The same rotating membership structure is also used for the Trust Committee of Rockland Trust. Mr. Nadeau is a permanent member of the Executive Committee, but does not serve on the Trust Committee.

Name	Executive	Audit	Compensation	Nominating	Trust
Kevin J. Jones	☒		¤	¤	¤
Gerard F. Nadeau	¤
Christopher Oddleifson	¤				¤
Donna L. Abelli	¤		¤	¤	¤
Michael P. Hogan	☐				☐
Mary L. Lentz	☐				☐
Eileen C. Miskell	☐	☒	¤	¤	☐
John J. Morrissey	☐				☐
Daniel F. O'Brien	☐	¤	☒		☐
Carl Ribeiro	☐	¤		¤	☐
John H. Spurr, Jr.	☐	¤			☐
Frederick Taw	☐				☐
Brian S. Tedeschi	☐				☐
Thomas R. Venables	☐			☒	☒
Total Meetings Held In 2017	27 meetings	4 meetings	9 meetings	6 meetings	4 meetings

☒     Chairman of Committee
¤        Committee Member
☐        Committee Member, Rotating Basis

All directors attended at least 75% of the committee meetings of the Board held during the prior calendar year of which they were members.

Director Cash and Equity Compensation

Non-employee directors of the Company and Rockland Trust receive both cash and equity compensation as described below. Board compensation is reviewed by comparison to peer institutions using publicly available information. Director compensation is designed to attract and retain persons who are well qualified to serve as directors of the Company and Rockland Trust.

Director Cash Compensation

Non-employee directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one of its committees, whether a director served as a permanent or rotating executive committee member, and upon the number of Board and committee meetings a director attended. Cash compensation is paid to each non-employee director in arrears, quarterly, in an amount equal to one-fourth of the annual retainer plus the meeting fees then due.

The annual retainers for non-employee directors of the Company and of Rockland Trust during 2017 were as follows:

Position	Annual Retainer
Chairman of Board	$48,000
Chairman of Executive Committee	$43,000
Chairman of Audit Committee	$33,000
Chairman of Compensation Committee	$33,000
Chairman of Trust and Nominating & Governance Committees	$33,000
Rotating Executive Committee Member	$30,000

Board meeting fees during 2017 were $1,250 per meeting for all non-employee directors. Committee meeting fees during 2017 were $1,450 per meeting for the audit committee and $1,250 per meeting for all other Board committees.

Based upon an analysis of peer group data and other relevant factors, the Board has voted to maintain 2018 annual retainers and Board and committee meeting fees at the same levels as 2017.

The Company has established a Deferred Compensation Program that permits non-employee directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company's common stock. Distributions, in the form of the Company's common stock, are made to directors who choose to participate in the Deferred Compensation Program following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Jones - 100% deferred and Director Spurr - 50% deferred.

No annual retainer or meeting fees are paid to any director who is an employee of the Company or Rockland Trust.

Director Equity Compensation

In May 2010, the Company's shareholders approved the 2010 Non-Employee Director Stock Plan (the “2010 Director Stock Plan”), which provided that:

•
Each person who becomes a non-employee director at any time following the 2010 Annual Shareholder Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a non-statutory stock option to purchase 5,000 shares of common stock.

•
Following each annual shareholder meeting after 2010, each non-employee director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 and with a range for time vesting of between three and five years from the date of grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, subject to adjustment, substitution, and vesting pursuant to the 2010 Director Stock Plan, or (C) a combination of restricted stock awards and non-statutory stock options. Such awards shall be made subject to the discretion of the compensation committee as set forth in the 2010 Director Stock Plan.

Under the 2010 Director Stock Plan, in November 2017, Ms. Lentz was granted a non-statutory option to purchase 5,000 shares on the first anniversary of her appointment to the Board.

In May 2017, each non-employee director was granted, pursuant to the 2010 Director Stock Plan, a restricted stock award for 500 shares of common stock vesting five years from the date of grant, or earlier if the director ceases to be a director for any reason other than cause such as, for example, by retirement.

If the 2018 Director Stock Plan is approved by shareholders at the 2018 Annual Shareholders Meeting, the 2010 Director Stock Plan will terminate.

Director Stock Ownership Guidelines

The Company has established stock ownership guidelines for directors. Under those guidelines directors are required to own Company common stock with a value at least five times the Director’s annual cash retainer. Directors have until the end of the calendar year following the fifth anniversary of the date of their appointment to the Board to satisfy the guidelines. The following are counted towards an individual’s ownership: shares directly held by the individual and those held jointly with another person, stock held in a retirement or deferred compensation account, unvested time-based restricted shares, and stock held in a trust of which the individual is both trustee and beneficiary. Stock options are not counted towards the ownership requirement. Each of our directors satisfies our stock ownership guidelines. Information about the stock ownership of our directors as of December 31, 2017 is provided in the table below entitled “Stock Ownership and Other Matters.”

Director Retirement Agreement

The Company and Rockland Trust do not have retirement agreements with directors, with the sole exception of the retirement agreement with Mr. Sullivan, a former director of the Company and Rockland Trust who retired in June 2017, described below. Rockland Trust assumed the retirement agreement with Mr. Sullivan in 2015 when Peoples Federal Savings Bank was merged with and into Rockland Trust, with Rockland Trust as the surviving entity.

In 2004 Peoples Federal Savings Bank entered into a Director Retirement Agreement with Mr. Sullivan and other Peoples Federal Savings Bank directors. Mr. Sullivan's retirement agreement, as amended in 2011, provides that upon termination of service as a director on or after age 65 for any reason other than death, Mr. Sullivan will receive annual benefits of $80,455, payable in cash in monthly installments commencing on the first day of the month following his retirement. While Mr. Sullivan had attained normal retirement age in 2015, his appointment to the Boards of the Company and of Rockland Trust that year caused Rockland Trust, as the legal successor to Peoples Federal Savings Bank, to assume the retirement liability associated with his retirement agreement because there was no termination of his Board service. The annual retirement benefit will be paid to Mr. Sullivan over a period of 20 years. In the event that benefits under the retirement agreement would create an excise tax under Section 280G of the Internal Revenue Code, the benefit will be reduced to the maximum benefit that would not result in an excise tax. Mr. Sullivan retired from the Boards of Directors of the Company and Rockland Trust in June 2017.

The following table summarizes the cash and equity compensation paid to non-employee directors who served during 2017:

Director Compensation Table

					Change in
					Pension
				Non-	Value and
	Fees			Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
Name	in Cash (1)	Awards (2) (3)	Awards (2) (3)	Compensation	Earnings	Compensation		Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Donna L. Abelli	$115,500	$30,975	—	—	—	$5,124	(4)	$151,599
William P. Bissonnette(5)	$56,250	$30,975	—	—	—	$5,124	(4)	$92,349
Michael P. Hogan	$33,750	$30,975	—	—	—	$320	(4)	$65,045
Kevin J. Jones	$111,750	$30,975	—	—	—	$5,124	(4)	$147,849
Mary L. Lentz	$52,500	$30,975	$62,153	—	—	$1,226	(4)	$146,854
Eileen C. Miskell	$84,050	$30,975	—	—	—	$5,124	(4)	$120,149
John J. Morrissey	$56,250	$30,975	—	—	—	$5,764	(4)	$92,989
Daniel F. O'Brien	$75,050	$30,975	—	—	—	$5,124	(4)	$111,149
Carl Ribeiro	$69,550	$30,975	—	—	—	$5,124	(4)	$105,649
John H. Spurr Jr.	$63,300	$30,975	—	—	—	$5,124	(4)	$99,399
Maurice H. Sullivan Jr.(5)	$27,500	$30,975	—	—	—	$1,610,030	(6)	$1,668,505
Frederick Taw	$62,500	$30,975	—	—	—	$2,226	(4)	$95,701
Brian S. Tedeschi	$53,750	$30,975	—	—	—	$5,124	(4)	$89,849
Thomas R. Venables	$69,250	$30,975	—	—	—	$5,124	(4)	$105,349

(1) Column (b) reflects the total fees earned or paid in cash for directors. As noted above, during the past year, Directors Jones, and Spurr chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program. Director Hogan was appointed to the Board on April 3, 2017.
(2) The assumptions used in the valuation for the awards reported in the Stock Awards column (column (c)) and the Option Awards column (column (d)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2017 Annual Report on Form 10-K.
(3) The amounts in columns (c) and (d) represent the grant date fair value of the restricted stock awards and option awards granted to directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), excluding the impact of estimated forfeitures. No director awards were forfeited during the year. As of December 31, 2017, the aggregate number of restricted stock awards and stock option awards held by each non-employee director was as follows:

Name	Aggregate Outstanding Unvested Restricted Stock Awards per Director	Aggregate Outstanding Stock Option Awards per Director

Daniel F. O'Brien and Thomas R. Venables	3,855	5,500
Kevin J. Jones, Eileen C. Miskell and Brian S. Tedeschi	3,855	500
Donna L. Abelli, Carl Ribeiro and John H. Spurr, Jr.	3,855	—
John J. Morrissey	3,855	5,000
Frederick Taw	2,025	5,000
Mary L. Lentz	1,225	5,000
Michael P. Hogan	500	—
William P. Bissonnette(5)	—	5,500
Maurice H. Sullivan Jr.(5)	—	5,000

(4) Column (g) reflects the dividends paid to directors in 2017 on their unvested restricted stock.
(5) During 2017, Mr. Bissonnette and Mr. Sullivan retired from the Board upon reaching the age of 72, the mandatory retirement age established by our governance principles.
(6) In 2004 Peoples Federal Savings Bank entered into a Director Retirement Agreement with Mr. Sullivan.  The retirement agreement provided that upon termination of service as a director on or after age 65, for any reason other than death, Mr. Sullivan would receive annual benefits of $80,455, payable in cash in monthly installments over a period of 20 years.  At the time of the Peoples merger with Rockland Trust, Mr. Sullivan’s appointment to the Boards of the Company and of Rockland Trust caused Rockland Trust, as the legal successor to Peoples Federal Savings Bank, to assume the retirement liability associated with his retirement agreement because there was no termination of his Board service.  Mr. Sullivan retired from the Boards of the Company and Rockland Trust in June 2017.  The amount in column (g) for Mr. Sullivan includes the aggregate amount of $1,609,100 in retirement benefits payable pursuant to the retirement agreement.  Payments to Mr. Sullivan in 2017 pursuant to the Director Retirement Agreement totaled $40,227. The amount in column (g) for Mr. Sullivan also reflects dividends paid on his unvested restricted stock in the amount of $930. The Company and Rockland Trust do not have retirement agreements with any other director.

Report of the Audit Committee1

Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Exchange Act, and SEC rules and regulations, and the listing standards of the Nasdaq Stock Market. In addition, the Board has determined that Eileen C. Miskell, CPA, Chair of the audit committee, and Daniel F. O'Brien, CPA each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002.

The audit committee operates under a written charter adopted and approved by the Board. The audit committee charter sets forth the audit services, audit-related services, and tax services which the audit committee has pre-approved our independent registered public accounting firm to perform up to a maximum fee of $25,000 and the authority which the Board has granted to the audit committee chair to pre-approve the performance of any services by our independent registered public accounting firm in the interval between audit committee meetings. The current audit committee charter may be viewed by accessing the Investor Relations link under the About Us category on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents.

The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee's primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee is directly responsible for fee negotiations with our independent registered public accounting firm. The topics which the audit committee discusses with our independent registered public accounting firm include financial results and reporting, the testing and evaluation of internal controls, and risk management, technology, tax, and legal matters. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee. The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management's establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The audit committee has:

•
received the written disclosures and letter from EY required by the Public Company Accounting Oversight Board, has discussed the independence of EY and considered whether the provision of non-audit services by EY is compatible with maintaining auditor independence, and has satisfied itself as to the independence of EY;

•
reviewed and discussed our audited, consolidated financial statements for the fiscal year ended December 31, 2017 with our management and EY, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•
discussed the matters required by the applicable standards of the Public Company Accounting Oversight Board with EY, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of EY regarding the reasonableness of those estimates; and

•
met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.
Submitted by:
Eileen C. Miskell, CPA, Chair
Daniel F. O'Brien, CPA
Carl Ribeiro
John H. Spurr, Jr.
Audit Committee
Independent Bank Corp.

[1]This report, and the compensation committee report below, shall not be deemed incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language in them.

Compensation Committee Interlocks and Insider Participation

Directors Abelli, Jones, Miskell, and O'Brien served as members of the compensation committees of the Company and Rockland Trust during the last fiscal year. No current or former executive officer or other employee of the Company or Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee or the board of directors of any other entity, one of whose executive officers served on the compensation committee or the Board of the Company or Rockland Trust. No member of the compensation committee of the Company or Rockland Trust had any relationship with the Company or Rockland Trust since January 1, 2017 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Related Party Transactions

Since January 1, 2017, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than standard compensation arrangements described below under “Executive Officer Information,” and above under “Director Cash and Equity Compensation,” and the ordinary course transactions described below.

Pursuant to various regulatory requirements and other applicable law, the Board of Rockland Trust must approve certain extensions of credit, contracts, and other transactions between Rockland Trust and any director or executive officer. The Board has adopted a written policy, and Rockland Trust has established written procedures, to implement these requirements which state, in essence, that any transaction between Rockland Trust and any director or executive officer, or any of their immediate family members must be made on terms comparable to those which Rockland Trust would reach with an unrelated, similarly situated third-party and must be approved in advance by a Board vote. Rockland Trust's General Counsel and Rockland Trust's designated Federal Reserve Bank Regulation O officer share responsibility for oversight and implementation of the Board policy and Rockland Trust procedures for review of related party transactions, which are typically applied to extensions of credit and any other financial transaction of a material nature between Rockland Trust and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2017 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2017. It is anticipated that they and their associates will continue to be customers of and be indebted to Rockland Trust in the future. All customer relationships with and loans to directors, executive officers, and their associates were in the ordinary course of business. All loans to directors, executive officers, or their associates did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. No loans to directors, executive officers, or their associates are nonperforming.

Director Independence

Nasdaq rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. The following three directors are the only directors not currently considered "independent": Mr. Oddleifson, who is the President and CEO of the Company and the CEO of Rockland Trust, Mr. Nadeau, who is the President of Rockland Trust, and Mr. Morrissey, whose father was an officer of Central Bancorp, Inc. and Central Co-operative Bank d/b/a Central Bank and party to a consulting and non-competition agreement with Rockland Trust that ended in November 2015. The Company anticipates, however, that Mr. Morrissey will be deemed an "independent" director as of July 1, 2018.

All other current directors of the Company and of Rockland Trust are “independent” within the meaning of both the Nasdaq rules and our own corporate governance principles. Accordingly, eleven of the fourteen directors who currently serve on the Board are “independent” directors. In making its director independence determinations the Board considered any transactions, relationships, or arrangements disclosed by directors and/or noted in the records which Rockland Trust maintains in the ordinary course of business, including the customer relationships and indebtedness described above, as well as a real estate lease between Rockland Trust and a landlord entity in which trusts established for the adult children of our Director Kevin J. Jones are passive investors and have an indirect, non-controlling equity interest.

None of our directors are members of the board of directors of any other publicly-traded company. Our governance principles require our directors to devote sufficient time to carrying out their duties and responsibilities effectively, to be committed to serve on the Board for an extended period of time; and to offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

EXECUTIVE OFFICER INFORMATION

Executive Officers

The following individuals are the current executive officers of the Company and/or Rockland Trust. For purposes of this proxy statement the ages of executive officers have been computed as of our annual meeting date.

Christopher Oddleifson: Mr. Oddleifson, 59, has served as the President and Chief Executive Officer of the Company and as the Chief Executive Officer of Rockland Trust since 2003. Mr. Oddleifson was also the President of Rockland Trust from 2003 to 2017. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia.

Community Service and Education: Mr. Oddleifson is Chairman of the South Shore Health Systems Board of Directors. Mr. Oddleifson has also served on the Massachusetts Housing Partnership Board of Directors, on the Boston Federal Reserve Bank Community Development Institution Advisory Council, and on the Board of Directors of Old Colony Council’s Boy Scouts of America. Mr. Oddleifson has served as Chairman of the United Way of Greater Plymouth County Campaign Cabinet, as Chairman and Board member of the Cape Cod Community College, and as Chairman of the Massachusetts Bankers Association.

Mr. Oddleifson holds a Bachelor’s Degree in Mechanical Engineering from Cornell University and a Master’s Degree in Business Administration from the Wharton School at the University of Pennsylvania.

Christopher Oddleifson Chief Executive Officer and President of the Company and Chief Executive Officer of Rockland Trust Since 2003

Gerard F. Nadeau: Mr. Nadeau, 59, was named the President of Rockland Trust on March 16, 2017. Mr. Nadeau previously served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, serving as a Senior Vice President of Commercial Lending from 1992 until 2007.

Community Service and Education: Mr. Nadeau’s community activities include: officer and board member of Southeastern Massachusetts Economic Development Corporation, President of the Southeastern Massachusetts Affordable Housing Group, long time member of the Board of Directors and Executive Committee of the Brockton Boys & Girls Club, Chair of the Metro South Chamber of Commerce Board of Directors, member of the Board of Directors of the Montello Affordable Housing Corp., member of the Executive Committee for development at Stonehill College, and member of the Board of Directors and Executive Committee of the Old Colony YMCA.

Mr. Nadeau holds a Bachelor’s Degree in Business from Bentley University.

Gerard F. Nadeau President of Rockland Trust Since 2017

Robert D. Cozzone: Mr. Cozzone, 47, became Executive Vice President of Consumer and Business Banking of Rockland Trust in November of 2017, building upon his title of Chief Financial Officer of Independent Bank Corp. which he has held since he was appointed Chief Financial Officer in September 2013. From 2013 to 2015, concurrent with his Chief Financial Officer role, Mr. Cozzone served as Treasurer of Independent Bank Corp. Previously, he served as the Treasurer of both Independent Bank Corp. and Rockland Trust from April 2008 to September 2013. Mr. Cozzone became Senior Vice President and Treasurer of Rockland Trust in 2002. Mr. Cozzone joined Rockland Trust in October 1998. Prior to joining the Company, Mr. Cozzone held financial positions at Bank Boston.

Community Service and Education: Mr. Cozzone is a member of the Board of Directors of Thompson Island Outward Bound Education Center Advisory Board and Massachusetts Business Roundtable.

Mr. Cozzone is a graduate of Bridgewater State University and received a Master of Science from Boston College.

Robert D. Cozzone Chief Financial Officer and Treasurer of the Company and of Rockland Trust Since 2013 Executive Vice President of Consumer & Business Banking of Rockland Trust Since 2017

Maria Harris: Ms. Harris, 47, has served as Senior Vice President and Director of Human Resources for Rockland Trust since May 1, 2017. Ms. Harris has worked at Rockland Trust in a variety of capacities since 2003, most recently as Vice President, Director of Employment and Colleague Relations with responsibility for recruitment, employee relations, performance management, policy development, diversity and inclusion, compensation analysis, and Rockland Trust’s wellness initiative. Ms. Harris has over two decades of Human Resources experience and worked for Scudder Investments prior to joining Rockland Trust.

Community Service and Education: Ms. Harris was recently appointed to the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts.

Ms. Harris earned the distinction of Senior Professional in Human Resources designation and a Bachelors of Arts from Bridgewater State University.

Maria Harris Senior Vice President, Director of Human Resources of Rockland Trust Since 2017

Barry H. Jensen: Mr. Jensen, 53, has served as Chief Technology and Operations Officer of the Company and Rockland Trust since September 2013, overseeing Information Technology, Information Security, Banking Operations, Operations Risk, Compliance and Business Solutions. Prior to September 2013, Mr. Jensen served as Chief Accounting Officer of Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Controller of Rockland Trust, which he held since May 2000. Mr. Jensen joined Rockland Trust in March of 1998, serving as the Manager of Financial Planning and Analysis and has previously held financial positions at BankBoston and BayBanks.

Community Service and Education: Mr. Jensen helps organize the annual Credit For Life financial literacy training program for the Boston College High School senior class.

Mr. Jensen is a graduate of Salem State University and received a Master's in Business Administration from Bentley University.

Barry H. Jensen Chief Technology and Operations Officer of the Company and of Rockland Trust Since 2013

Edward H. Seksay: Mr. Seksay, 60, has served as General Counsel of the Company and of Rockland Trust since 2000. Mr. Seksay is also the Manager of Rockland Trust's New Markets Tax Credit Program. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.

Community Service and Education: Mr. Seksay is a member of the Board of Directors of the Northeast Chapter of the Association of Corporate Counsel. He is also a member of the Board of Directors of the New Markets Tax Credit Coalition. Mr. Seksay is also the Founding Chairman of the American Bankers Association Regional Banks General Counsels Group and is a Trustee of the Massachusetts Taxpayers Foundation. Mr. Seksay helped establish the annual Credit For Life financial literacy training program for the senior classes of Boston College High School and Notre Dame Academy.

Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-in-Chief of the Law Review, and the College of the Holy Cross.

Edward H. Seksay General Counsel of the Company and of Rockland Trust Since 2000

The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than the employment agreements with Mr. Oddleifson, Mr. Nadeau, Mr. Cozzone, Ms. Harris, Mr. Jensen, and Mr. Seksay, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was appointed as an executive officer.

Relationship Between Compensation Policies And Risk

Rockland Trust sometimes uses variable cash incentive compensation programs and/or plans, and performance-based restricted stock awards, to reward and incent employee performance and retain top talent. A detailed financial analysis of any potential cash incentive compensation program or plan, or performance-based restricted stock award, is performed prior to approval. Our cash incentive programs and plans and performance-based restricted stock awards typically establish maximum award caps. Cash incentive programs and plans typically evaluate whether risk management and compliance results are satisfactory in determining whether to make an award, and reserve the ability to lower any cash award otherwise payable to zero in the sole discretion of management (and in the sole discretion of the Board, in the event of programs or plans applicable to executive officers). Any cash incentive compensation program or plan of a material nature, or performance-based restricted stock award, is approved by or reported to the compensation committee and the Board. The Company does not believe that the incentive compensation or other policies and practices of the Company and of Rockland Trust are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that immediately follows this report with management and, based upon that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, also in our Annual Report on Form 10-K.

Submitted by:
Daniel F. O'Brien, Chair
Donna L. Abelli
Kevin J. Jones
Eileen C. Miskell
Compensation Committee
Independent Bank Corp.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis contains a description of our executive compensation philosophy and programs, the compensation decisions made under those programs, and the considerations in making those decisions for our named executive officers.  The Compensation Discussion and Analysis also describes the process of the Compensation Committee in determining our compensation programs. Our fiscal 2017 named executive officers and their designated titles are as follows:

Name	Title
Christopher Oddleifson	CEO and President of the Company and CEO of Rockland Trust
Gerard F. Nadeau	President of Rockland Trust
Robert D. Cozzone	CFO of the Company and CFO and EVP of Consumer & Business Banking of Rockland Trust
Maria Harris	Senior Vice President and Director of Human Resources of Rockland Trust
Barry H. Jensen	Chief Technology and Operations Officer of the Company and Rockland Trust
Edward H. Seksay	General Counsel of the Company and Rockland Trust
Pamela L. Frey	Former EVP, Consumer & Business Banking of Rockland Trust

As previously disclosed, on April 1, 2017 Rockland Trust appointed Pamela L. Frey as its Executive Vice President of Consumer and Business Banking. Effective as of November 30, 2017 Ms. Frey was no longer a Rockland Trust employee. As
Ms. Frey was an executive officer during 2017, information about her compensation is provided in the Summary Compensation Table and related tables to satisfy disclosure requirements. Due to the short duration of Ms. Frey’s Rockland Trust tenure, we have not focused on her compensation in the Compensation Discussion and Analysis.

Executive Compensation Summary

Our executive compensation program is designed to attract, retain, and motivate executive officers to achieve our operating goals and strategic objectives. We use a pay-for-performance approach that is intended to align the interests of our executive officers with those of our shareholders, with the ultimate goal of improving long-term shareholder value. The executive compensation program of Rockland Trust typically has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits.

•
Base salaries are intended to be competitive relative to similar positions at peer institutions in order to provide Rockland Trust with the ability to attract and retain executives with a broad, proven track record of performance.

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The use of variable annual cash incentive compensation or discretionary cash bonuses is designed to provide a competitive cash payment opportunity based both on individual performance and the Company's overall financial performance. The opportunity for a more significant award increases when both the Company and the employee achieve higher levels of performance. The Company grants cash incentive compensation pursuant to a non-equity incentive plan or by granting discretionary cash bonuses.

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Equity awards are granted under our long-term equity-based compensation incentive plan to selected groups of individuals, including our executive officers, in the form of restricted stock, performance based restricted stock, and/or stock options. Equity awards are intended to link executive officer financial outcomes to performance that maximizes long-term shareholder returns and are designed to encourage officer retention.

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To remain competitive in the market for a high caliber management team and to ensure stability and continuity in leadership, Rockland Trust provides to its Chief Executive Officer and certain named executive officers certain benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews executive officer benefits to ensure that they are competitive with market practice.

The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. Performance criteria reflect fiscal year budgets; strategic objectives; competitive peer performance; and economic, regulatory, industry and other relevant factors. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, discretionary bonuses, stock option awards, restricted stock awards, and other benefits.

Compensation Committee - Composition and Responsibility

The Board has determined that all members of the compensation committee are independent directors in accordance with Nasdaq rules. There are currently four directors who serve on the compensation committee: Director O'Brien as Chair, and Directors Abelli, Jones, and Miskell.

The compensation committee operates under a written charter approved by the Board. The current compensation committee charter may be viewed by accessing the Investor Relations link under the About Us category on the Rockland Trust website (http://www.rocklandtrust.com) under Governance Documents. The compensation committee has, as stated in its charter, three primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the Chief Executive Officer ("CEO") and executive officers of the Company and Rockland Trust; (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions; and (iii) assisting the Board with the design and development, for Board approval, of equity compensation plans.

The compensation committee, subject to the provisions of our 2005 Employee Plan, also has authority in its discretion to determine the employees of the Company and Rockland Trust to whom restricted stock awards, performance-based restricted stock awards, and/or stock options shall be granted, the number of shares to be granted to each employee, and the time or times at which restricted stock awards, performance-based restricted stock awards, and/or stock options should be granted. The CEO makes recommendations to the compensation committee about equity awards to the employees of the Company and Rockland Trust (other than the CEO). As equity compensation awards sometimes need to be made, on a timely basis, to retain or recruit key performers, the compensation committee has delegated authority to the CEO to award up to 10,000 shares of Company stock, in the aggregate, through restricted stock awards and/or stock option grants when, in the CEO’s discretion, the making of an equity compensation award is necessary or advisable in connection with the recruitment of a new employee or the retention of any existing employee, excluding executive officers. The CEO is expressly required to promptly report the making of any equity compensation awards pursuant to the limited authority delegated to him at the first to occur of the next meeting of either the Board or the compensation committee. The compensation committee also has authority to interpret our 2005 Employee Plan and to prescribe, amend, and rescind rules and regulations relating to it.

The CEO reviews the performance of the executive officers of the Company and Rockland Trust (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The compensation committee:

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grants awards under the 2017 Executive Incentive Plan to executive officers and the CEO that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)");[2]

•	determines whether performance objectives have been attained by the executive officers and CEO under previously granted performance-based restricted stock awards; and

•	makes recommendations to the Board for approval with respect to base salary and equity compensation of the CEO and the other executive officers of the Company and Rockland Trust.

The compensation committee and the Board use summaries of proposed overall short and long-term compensation, summaries of compensation decisions made in past years, and competitive survey data showing current and historic elements of compensation, and other relevant information when reviewing executive officer and CEO compensation.

The compensation committee has directly engaged and been assisted and advised in its work by the following external executive compensation consultants:

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Mercer (US) Inc. reviewed the competitiveness of the base salaries, incentive compensation, and long term equity compensation for Rockland Trust’s executive leadership team, a group which includes the CEO, the Chief Financial Officer ("CFO") and all other executive officers, comparing the Company’s executive compensation to Mercer’s published survey data, other information, and to the peer groups identified in the Company’s proxy statement this year and last year.

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The Hay Group analyzed salary ranges using the Hay proprietary method, provided market-based information about annual merit increases, and provided recommendations for equity compensation and other compensation matters.

•	Willis Towers Watson provided advice regarding annual cash incentive programs, total compensation, peer group comparisons, and plan design.

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Sentinel Benefits provided actuarial and retirement plan design advisory services. Sentinel Benefits has also been engaged directly by management to provide actuarial services to assist with benefit plan accruals and related matters.

No compensation consultant engaged by the compensation committee received more than $120,000 during 2017 for any additional services rendered to the Company or its affiliates. The compensation committee determined that none of the work performed by any compensation consultant engaged by the compensation committee in 2017 raised any conflict of interest.

The compensation committee has also reviewed publicly available materials and information derived from the following sources to assist in its work:

•	Equilar, which provides an online database gathered from proxy statements and annual reports in the financial services industry.

•	McLagan, which provides survey data to Rockland Trust for general comparative purposes.

2In May 2017 shareholders approved the 2017 Executive Incentive Plan, which had been adopted by the Board to benefit the Company and its shareholders by maximizing the tax deductibility of cash incentive payments made to executive officer participants pursuant to Section 162(m). In December 2017 Congress enacted the Tax Cuts and Jobs Act (the "Tax Act") which made many changes to the Internal Revenue Code, including the elimination of the exception to the $1 million limit on tax deductibility for qualified performance-based compensation under Section 162(m). As the Tax Act is subject to interpretation and further guidance or regulations that may be promulgated, it is uncertain whether the Company will be able to maximize the tax deductibility of cash incentive payments made to executive officers under the 2017 Incentive Plan pursuant to Section 162(m).

From time to time, the compensation committee may delegate authority to fulfill various functions of administering the Company's retirement plans to our employees. Currently, it delegates administration of retirement plans to the Retirement Committee, a group comprised of our Director of Human Resources, our CFO, our General Counsel, and the Vice President of Compensation and Benefits in Rockland Trust’s Human Resources Department, each of whom has been determined to have the appropriate expertise, experience, and background to oversee the administration of our retirement plans. While retirement plan administration has been delegated, the Board and the compensation committee continue to determine the nature and amount of executive officer retirement benefits.

Compensation Philosophy

The compensation philosophy of the Company and Rockland Trust rests on two primary principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company uses a “pay for performance” approach that offers a competitive total rewards package to help create long-term value for our shareholders. Accordingly, annual cash incentive compensation awards to our named executive officers are performance-based and approximately fifty-seven percent (57%) of the equity awards made to our named executive officers are performance-based restricted stock awards. In designing compensation programs, and making individual recommendations or decisions, the compensation committee focuses on:

•	Aligning the interests of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in a cost-efficient manner; and

•	Creating a high-performance work culture.

The Company's compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company's compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

"Say on Pay" Results

The Company has considered the result of the most recent shareholder “say on pay” advisory vote and the support of our compensation practices it reflects. Of the shares voting or abstaining on last year's say on pay proposal, 95.63% voted in favor, 4.06% voted against, and 0.31% abstained from voting. The Company therefore intends to continue to focus on “pay for performance” in its approach to executive officer compensation and to retain or adjust, as appropriate, the basic elements of the Company’s compensation program in order to support that approach as described in this “Compensation Discussion and Analysis.”

Use of Peer Groups and Survey Information

The Company periodically reviews executive officer total compensation against a peer group, using the comparison only as a competitive reference point and not as the sole determinative factor when making executive compensation decisions. The compensation committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. During 2017 the compensation committee used the following peer group:

Beneficial Bancorp Inc.	Lakeland Bancorp Inc.
Berkshire Hills Bancorp Inc.	National Penn Bancshares Inc.
Boston Private Financial Holdings Inc.	NBT Bancorp Inc.
Brookline Bancorp Inc.	Northwest Bancshares Inc.
Century Bancorp Inc.	Provident Financial Services Inc.
Community Bank System Inc.	S&T Bancorp Inc.
ConnectOne Bancorp, Inc.	Sterling Bancorp
Customers Bancorp, Inc.	Tompkins Financial Corp.
Dime Community Bancshares Inc.	TrustCo Bank Corp NY
First Commonwealth Financial Corp.	United Financial Bancorp, Inc.
Flushing Financial Corp.	Washington Trust Bancorp Inc.
Kearny Financial Corp.

In January 2018 the compensation committee defined the Company’s peer group based upon advice and assistance received from outside compensation consultant Mercer. Based on Mercer's recommendations, peers were selected from public and actively traded banks who satisfied the following criteria: (1) Geographic Criteria: banks headquartered in the Northeast and mid-Atlantic states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont; (2) Total Asset Size Criteria: banks with total assets equal to one-half to two times the size of the Company’s total assets, measuring by combining assets with, if applicable, third-party investment assets under administration; and, (3) Market Capitalization Criteria: banks with a market capitalization equal to one-half to two times the Company’s market capitalization. The following companies are now included in our peer group:

Beneficial Bancorp Inc.	NBT Bancorp Inc.
Berkshire Hills Bancorp Inc.	Northwest Bancshares Inc.
Boston Private Financial Holdings Inc.	Provident Financial Services Inc.
Brookline Bancorp Inc.	S&T Bancorp Inc.
Community Bank System Inc.	Sandy Spring Bancorp Inc.
Eagle Bancorp Inc.	Tompkins Financial Corp.
First Commonwealth Financial Corp.	Valley National Bancorp.
Fulton Financial Corp.	Washington Trust Bancorp.
Lakeland Bancorp Inc.	WSFS Financial Corp.

In addition to reviewing information from the peer group, the compensation committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Compensation Program Elements

Base Salary

Rockland Trust has used the Hay Group proprietary job evaluation methodology in establishing competitive salary ranges and midpoints for the executives and officers of Rockland Trust. The Hay Group conducts market analyses of cash compensation within the banking industry and uses its proprietary job evaluation process to recommend salary midpoints and ranges that reflect competitive factors and maintain internal equity. The Hay Group makes annual recommendations to the compensation committee regarding market-based changes to salary ranges and merit increase programs and adjustments to executive salary ranges were made based on the Hay Group's recommendations.

The salary paid in 2017 to each of our named executive officers is set forth below in column (c) of the Summary Compensation Table.

In early 2018, performance evaluations of Mr. Oddleifson and the other executive officers were completed with respect to their 2017 performance. In early 2018, the Board approved base salary increases for all executive officers based upon the recommendations of the compensation committee which were derived from: in the case of the executive officers other than Mr. Oddleifson, the evaluation of their performance by Mr. Oddleifson; and, in the case of Mr. Oddleifson, the Board's performance evaluation of Mr. Oddleifson. Based upon the advice of outside compensation consultant Mercer and the recommendation of the compensation committee, the Board increased the base salary of Chief Financial Officer Robert D. Cozzone to $400,000, retroactive to January 1, 2018, to reflect his assumption in December 2017 of additional Rockland Trust management responsibilities for Consumer and Business Banking. All other base salary increases for named executive officers were made in accordance with recommendations that the compensation committee received from Mercer and are effective, as is customary, with the first payroll in April 2018.

Annual Cash Incentive Compensation

In 2017, the Board and shareholders approved the 2017 Executive Incentive Plan to benefit the Company and its shareholders by maximizing the tax deductibility of cash incentive payments made to executive officer participants pursuant to Section 162(m). The compensation committee administered the 2017 Executive Incentive Plan, and made all determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amounts awarded under the plan.

The 2017 Executive Incentive Plan established the maximum aggregate potential cash incentive amount that could be earned for any fiscal year at $2,000,000 and expressly reserved the compensation committee’s right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable. On February 15, 2018 the compensation committee approved incentive cash payments to the CEO and the other executive officers pursuant to the 2017 Executive Incentive Plan in the amounts set forth below in column (g) of the Summary Compensation Table.

The compensation committee determined the amount of cash incentive awards under the 2017 Executive Plan by applying the performance criteria set forth in the scorecard which it had approved for use in 2017. The scorecard established a “Target Award” for each named executive officer based upon a percentage of his base salary as follows:

Executive Officer	Target Percentage
Christopher Oddleifson	Fifty-Five Percent (55%)
Robert D. Cozzone	Thirty-Five Percent (35%)
Barry H. Jensen	Thirty Percent (30%)
Gerard F. Nadeau	Thirty-Five Percent (35%)
Edward H. Seksay	Thirty Percent (30%)

Applying the scorecard, the compensation committee determined the attainment of performance criteria and amount of cash incentive awards for the named executive officers as follows:

•	The award for the CEO was determined by the CEO's Target Award multiplied by the combined Company and Peer Performance Adjustment Factors; and

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Awards for the other named executive officers were determined by their Target Award multiplied by the combined Company and Peer Performance Adjustment Factors and by their Individual Performance Adjustment Factor, within a range from zero (0.0) to one and four-tenths (1.40), based upon an evaluation of individual performance with respect to attainment of major business objectives and other contributions.

The scorecard calculated the combined Company and Peer Performance Adjustment Factors by combining them and dividing by two to give each factor equal weighting.

The Company Performance Adjustment Factor is based upon the Company’s 2017 Operating Earnings per Share results within specified ranges set forth in the scorecard which specified threshold, target, and maximum performance levels, as shown in the chart below. Operating Earnings per Share is a non-GAAP measure. The scorecard defines Operating Earnings per Share as Net Income as reflected in the Company's audited consolidated statement of income on a per share basis, adjusted upwards or downwards as determined by the compensation committee for the after-tax effect of material non-recurring items. The “Operating Earnings per Share” metric used in the scorecard is the same as the “Net Operating Earnings per Diluted Share” metric set forth in the Company annual report on Form 10-K for the Company’s fiscal year ended December 31, 2017. Please refer to the Company’s annual report on Form 10-K for a reconciliation of Net Operating Earnings to Net Income.

The range of the Company Performance Adjustment Factor set forth in the scorecard was as follows:

	Threshold	Target	Maximum
CEO Range for Company Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Fifty Percent (150%)
Range of Company Performance Adjustment Factor for other Named Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)
The scorecard determined the Peer Performance Adjustment Factor by the Company's performance compared to peer banks as measured by the publicly available Bank Holding Company Performance Report prepared by the Federal Reserve Board or by any other information deemed appropriate. The Company’s performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets was compared with the aggregate performance of peer banks for those measures. The 2017 Executive Incentive Plan calculated the Peer Performance Adjustment Factor by averaging the Company's performance compared to peer banks within the following ranges:

Company's Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge-Off Peer Comparison	Adjustment for Non-Performing Asset Peer Comparison
76-100	25%	25%	-100%	-100%
56-75	12.5%	12.5%	-12.5%	-12.5%
46-55	0%	0%	0%	0%
26-45	-12.5%	-12.5%	12.5%	12.5%
0-25	-100%	-100%	25%	25%

Although the scorecard would have called for a combined Company and Peer Adjustment Factor in a range of 103% to 105% after applying this criteria, the compensation committee accepted the recommendation of management and exercised its discretion to instead establish the Company and Peer Adjustment Factor at 100% so that greater cash incentive awards could be made to other Rockland Trust non-executive officers.

Incentive Compensation Recovery Policy
The Company has adopted an Incentive Compensation Recovery Policy which provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will have the right, to the extent permitted by law, to recover any cash incentive compensation or performance-based equity awards paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement to any executive officer whose intentional misconduct caused the accounting restatement. The Incentive Compensation Recovery Policy does not apply to an accounting restatement arising from a change in accounting principles.
The policy directs the compensation committee to review incentive compensation paid to executive officers in the prior three years on the basis of having met or exceeded performance targets which are reduced by the accounting restatement and then to make a recommendation to the Board for approval with respect to the recovery of incentive compensation. The policy provides that the amount of incentive compensation recovery shall be no more than the difference between the amount paid and the amount that would have been paid based upon the accounting restatement. The policy states that the compensation committee and the Board will exercise their business judgment and discretion in the fair application of the Incentive Compensation Recovery Policy and consider all relevant factors in determining whether the Company will seek to recover incentive compensation from executive officers and the amount, timing, and form of any incentive compensation recovery.

Long-Term Equity Compensation

Equity compensation and stock ownership serve to link the net worth of executive officers to the performance of our common stock and therefore provide an incentive to accomplish the strategic, long-term objectives established by the Company to maximize long-term shareholder returns. Long-term equity compensation grants are also designed to be a retention tool to the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel.

Performance-Based and Time Vested Restricted Stock Awards

In February 2017, the Board granted executive officers under the Employee Stock Plan both performance-based restricted stock awards with a three year performance period and time-based restricted stock awards that vest in equal increments over five years. The Board determined the aggregate number of shares granted to executive officers in 2017 through performance-based and time-based equity awards based upon a percentage of their base salary exercising discretion to round shares awarded to a whole number, with share value computed using a trailing thirty day volume weighted average stock price, as follows: seventy-two percent (72%) of base salary for the CEO; forty-seven percent (47%) of base salary for the CFO; and between thirty-two and forty-seven percent (32-47%) of base salary for all other executive officers. Performance-based restricted stock awards comprised, in the aggregate, approximately fifty-seven percent (57%) and time vested restricted stock awards approximately forty-three percent (43%) of the 2017 equity awards made to executive officers, reflecting the Company’s continued emphasis on awarding performance-based equity compensation.

The February 2017 performance-based restricted stock awards are subject to vesting based on achievement of specified levels of return on average tangible common equity (“ROATE”), measured over the three-year performance period from January 1, 2017 through December 31, 2019 as compared against our peer group, subject to adjustment. If the Company’s ROATE during the performance period is (i) less than the 25th percentile of the peer group, no restricted shares shall vest, (ii) equal to the 25th percentile of the peer group (“Threshold Performance”), then 25% of the restricted shares shall vest, (iii) equal to the 50th percentile of the peer group (“Median Performance”), then 50% of the restricted shares shall vest or (iv) equal to or greater than the 75th percentile of the peer group (“Maximum Performance”), then 100% of the restricted shares shall vest. If ROATE is between the Threshold Performance and Median Performance or between Median Performance and Maximum Performance, then the amount of restricted shares that shall vest shall be determined by linear interpolation on a straight line basis rounded to the nearest whole share. The initial allocation between performance share and time based equity awards for the CEO and other executive officers is determined based on Median Performance, with the performance share allotment then doubled for the performance share award to provide for the possibility of achieving Maximum Performance. Notwithstanding the foregoing, no performance-based restricted shares will vest if the Company’s tangible book value measured as of the end of the performance period does not exceed tangible book value measured as of the first day of the performance period.

See the Grants of Plan-Based Awards table below for additional information regarding the performance-based restricted stock awards and time vested restricted stock awards granted to our named executive officers in 2017.

Executive Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers. Executive officers are required to own common stock with a value equal to a designated multiple of their base salary, as follows:

Position	Stock Ownership Requirement
Chief Executive Officer of the Company	3x annual base salary
President of Rockland Trust	2x annual base salary
Chief Financial Officer	2x annual base salary
Executive Vice President	2x annual base salary
All Other Executive Officers	1x annual base salary

Individuals have until the end of the calendar year following the fifth anniversary of their date of hiring or promotion to an executive officer position to satisfy these guidelines. The following are counted towards an individual’s ownership: shares directly held by the individual and those held jointly with another person, stock held in a retirement or deferred compensation account, unvested time-based restricted shares and stock held in a trust of which the individual is both trustee and beneficiary. Stock options and performance-based restricted stock awards are not counted towards the ownership requirements. Each of our executive officers satisfies our stock ownership guidelines. Information about the stock ownership of named executive officers as of December 31, 2017 is provided in the table below entitled “Stock Ownership and Other Matters.”

Retirement Benefits

Nonqualified Retirement Plans for Executive Officers

The Company has for many years maintained a nonqualified retirement program for executive officers.

In 2001, the Board approved a nonqualified defined benefit supplemental executive retirement plan (the “Rockland SERP”) to help accomplish the objectives of its nonqualified executive officer retirement program, with the assets used to fund the actuarial accrued liability of the Rockland SERP held in a Rabbi Trust. Benefits for the original executive officer participants were originally calculated in 2001 when the Rockland SERP was established. Benefits for additional individual executive officers were calculated as they were added as participants to the Rockland SERP in subsequent years.

During 2014 the compensation committee worked with a compensation consultant, Mercer, to review peer practices, evaluate the Rockland SERP and other nonqualified retirement program alternatives, and design and implement a new nonqualified retirement plan for executive officers. On December 11, 2014 the Board, based upon compensation committee recommendations, voted to amend the Company’s nonqualified retirement program for executive officers by:

•	Freezing the Rockland SERP by closing it to new participants and making no further adjustments to benefits after confirming the annual benefit for each SERP participant as of December 31, 2014; and,

•	Adopting the Rockland Trust Company 401(k) Restoration Plan (the “Restoration Plan”) effective as of January 1, 2015.

In freezing the Rockland SERP the Board confirmed and approved the following annual benefits pursuant to the terms and conditions of the Rockland SERP for the executive officer participants, including the named executive officers listed below, as of December 31, 2014, computed as an annual benefit payable under the SERP upon a participant’s attainment of age 65, based on a 10 Year Certain Single Life Annuity (as defined in the Rockland SERP):

Participant	Annual Benefit Payable
Christopher Oddleifson	$487,427
Gerard F. Nadeau	$169,790
Edward H. Seksay	$120,992

There was no change to the annual Rockland SERP benefits for Mr. Oddleifson, Mr. Nadeau or Mr. Seksay from the annual benefit amount last calculated in 2008 or to the annual Rockland SERP benefits previously established for retired executive officers. Mr. Cozzone and Mr. Jensen are not participants in the Rockland SERP, as they were promoted to executive officer positions when the Board was evaluating the Rockland SERP.

The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations. The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding any discretionary bonuses. The Board approved the participants in the Restoration Plan, including each of our named executive officers and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan. For Mr. Cozzone and Mr. Jensen, who are not participants in the Rockland SERP, the Board also approved discretionary contributions representing five percent of Compensation (as defined in the Restoration Plan) for each year beginning in 2015 that each of them participates in the Restoration Plan.

In June 2014, the Board adopted the Independent Bank Corp. and Rockland Trust Company Nonqualified Deferred Compensation Plan (the “Nonqualified Deferred Compensation Plan”). The Nonqualified Deferred Compensation Plan permitted certain highly compensated employees of the Company and/or Rockland Trust, a group which includes, but is not limited to, the named executive officers, to defer receipt of all or a portion of their yearly cash incentive awards. Participants were able to defer annual incentive compensation awards commencing with awards paid for the 2014 fiscal year. In January 2018, the Nonqualified Deferred Compensation Plan was amended to permit deferral of annual base salary in addition to yearly cash incentive awards, a feature that was previously in place under the Restoration Plan.

Qualified Retirement Plans for Executive Officers

In 2006, the Company undertook an in depth analysis of Rockland Trust's Defined Benefit Plan which, at that point, provided a normal retirement benefit equal to (a) 2% of final average compensation less (b) 0.65% of covered compensation as defined for Social Security purposes times (c) years of service up to 25. For participants who had completed 20 or more years of service, an additional benefit of 0.5% times final average compensation times service in excess of 25 years, but not exceeding ten additional years, was provided. As a result of the changing demographics of the workplace and the need for predictability of future retirement expenses, on July 1, 2006, benefit accruals under the Defined Benefit Plan were discontinued for all employees. The benefit accruals for all qualified Rockland Trust employees, including the named executive officers, were therefore frozen at that point in time.

After considering alternative plan designs, long term costs, and competitive offerings, a non-discretionary defined contribution benefit was added as of July 1, 2006 to Rockland Trust's existing 401(k) Savings and Stock Ownership Plan. For each plan participant, the Company contributes five percent (5%) of qualified compensation up to the Social Security taxable wage base and ten percent (10%) of amounts in excess of covered compensation up to the maximum Internal Revenue Service ("IRS") limit for qualified plan compensation. These contributions were designed to be consistent with IRS and Employee Retirement Income Security Act safe harbor provisions for non discrimination to non highly compensated employees. Sentinel Benefits, a compensation and benefit consultant firm, provided actuarial and advisory services to assist the Company in the retirement plan decision made in 2006. The defined contribution benefit applies to all qualified Rockland Trust employees, including the named executive officers.

The actuarially determined present values of the named executive officers' retirement benefits as of the end of last year are reported below in the section entitled “Pension Benefits.” The holdings of named executive officers in our nonqualified defined contribution plans as of the end of last year are reported below in the section entitled “Nonqualified Deferred Compensation.”

Employment Agreements

The Company and/or Rockland Trust have entered into employment agreements with the CEO and the other named executive officers, which are summarized below, to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event are included in these employment agreements. The change of control language in employment agreements is designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate. Each employment agreement contains a one year post-employment nonsolicitation obligation, with the CEO additionally being subject to a one year post-employment noncompetition obligation. Any executive who breaches these covenants forfeits any future payments or benefits.

CEO Employment Agreement

The Company and Rockland Trust have had an employment agreement with Mr. Oddleifson for him to serve as President and CEO of the Company and Rockland Trust since 2003. In accordance with market practices for bank CEO employment agreements in 2003 Mr. Oddleifson’s employment agreement provides that he will be entitled to a tax gross up for any amounts paid to him in excess of Internal Revenue Code Section 280G limitations.

The agreement provides that in the event of an involuntary termination of Mr. Oddleifson's employment by the Company or Rockland Trust for reasons other than cause, as defined in the agreement, death or disability, as defined in the agreement, or a resignation by Mr. Oddleifson for “good reason,” as defined in the agreement, Mr. Oddleifson would:

•	receive, in a lump sum, an amount equal to three times his then current Base Salary;

•	be entitled to continue to participate in and receive benefits under the Company's group health and life insurance programs for 18 months;

•	receive immediate vesting of all stock options which would generally remain exercisable for the three months following termination;

•	have continued use of his Company-owned automobile for 18 months; and

•	receive an additional 18 months of service credit in the Rockland SERP.

Resignation for “good reason” under the employment agreement means, among other things, the resignation of Mr. Oddleifson within four months after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson's core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company; or (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust. Mr. Oddleifson is required to give the Company or Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation for "good reason."

In the event of a termination of Mr. Oddleifson's employment by the Company due to disability, Mr. Oddleifson would be entitled to be paid an amount equal to the greater of fifty percent of his base salary or any benefits received under the Company’s disability insurance program and continued participation for 12 months in insurance programs and an additional twelve months of service credit in the Rockland SERP.

In the event of a termination of Mr. Oddleifson's employment by the Company or Rockland Trust “for cause,” as defined in the agreement, Mr. Oddleifson would forfeit benefits under the Rockland SERP and would lose the right to exercise his stock options.

In the event of a change of control, as defined in the agreement, following which Mr. Oddleifson (i) is terminated for reasons other than cause, death or disability, or (ii) resigns from employment for any reason, Mr. Oddleifson is entitled to a lump sum of three years base salary plus three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan, plus continued participation in health and life insurance benefits for a three year period. The Company is obligated to credit and fund three years additional service in the Rockland SERP and Mr. Oddleifson is entitled to a tax gross up for any amounts in excess of Internal Revenue Code Section 280G limitations.

Executive Officer Employment Agreements

The Company and Rockland Trust (in the case of those individuals who are also officers of the Company) has entered into employment agreements with its other executive officers that are, in substance, virtually identical with the exception that one agreement provides for 24 months of change in control benefits and the other agreements provide for 36 months of change of control benefits.

These agreements generally provide that if an executive officer is terminated involuntarily for any reason other than "cause," as defined in the agreements, death, or disability, as defined in the agreements, or if an executive officer resigns for “good reason,” as defined in the agreements, he or she would be entitled to:

•	receive his/her then current base salary for 12 months;

•
participate in and receive benefits under Rockland Trust's group health and life insurance programs for 12 months or, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits with a gross up for taxes; and,

•	have all stock options previously granted immediately become fully exercisable and remain exercisable generally for a period of three months following his/her termination.

Resignation for “good reason” under the employment agreements means, among other things, the resignation of an executive officer within four months after (i) Rockland Trust, without the express written consent of the executive officer, materially breaches the agreement to his/her substantial detriment; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes the executive officer's core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each executive officer is required to give Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation for "good reason."

If an executive officer is terminated following a change of control, as defined in the agreements, for any reason other than "cause," death or disability, or if such executive officer resigns from employment for any reason during the 30 day period immediately following the first anniversary of the effective date of a change of control, he/she shall receive a lump sum payment equal to either 24 or 36 months salary, plus a lump sum payment equal to either two or three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan. The Company is obligated to credit and fund three (3) years additional service in the Rockland SERP and the executive officer may continue to participate in and receive benefits under Rockland Trust's group health and life insurance programs for either 24 or 36 months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits with a gross up for taxes. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit.

Ms. Frey was a party to an executive officer employment agreement. Upon her termination of employment, Ms. Frey received severance benefits under her employment agreement and equity award agreement as disclosed below in the Summary Compensation Table.

CEO and Executive Officer Equity Award Agreements

Through 2017, the time vested restricted stock award agreements that the Company entered into with the CEO and other executive officers provided for the immediate vesting of any unvested restricted stock in the event of an involuntary termination due to death or disability, termination for reasons other than “cause” or resignation for “good reason” as those terms are defined in their employment agreements. In 2018 the Company revised the form of time vested restricted stock award agreements used for the CEO and other executive officers to provide that, in the event of an involuntary termination due to death or disability, or termination for reasons other than “cause” or resignation for “good reason”, the CEO and/or executive officer will vest in the number of shares scheduled to vest in the year of the separation event prorated to reflect the number of days he or she was employed during that year. The performance based restricted stock agreements for the CEO and other executive officers provide that, in the event of an involuntary termination due to death or disability, termination for reasons other than “cause” or resignation for “good reason”, as those terms are defined in their employment agreements, an executive officer will vest in the number of shares earned based on actual performance achievement as measured at the end of the performance period, if any, prorated to reflect the number of days he or she was employed during the relevant performance period, with any earned shares to be paid out at the time they are paid out generally to other grantees. The performance based restricted stock agreements for the CEO and other executive officers provide that performance-based shares are forfeited in the event of a termination for “cause” or resignation without “good reason,” as those terms are defined in their employment agreements. The time vested restricted stock agreements and performance-based restricted stock agreements for the CEO and other executive officers provide for immediate vesting of equity awards, without regard to either the time vesting schedule or performance achievement, upon a “change in control” as defined by those agreements.

CEO Pay Ratio Disclosure

As required by law we provide the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Christopher Oddleifson. We selected December 28, 2017 as the date we would use to identify our median employee. As of this date, our employee population consisted of approximately 1,194 individuals, comprised of full-time, part-time, and temporary exempt and non-exempt (i.e., paid hourly) employees.
To identify the "median employee" from our employee population, we compared the amount of salary and wages of our entire employee population as reflected in our payroll records as reported to the IRS on Form W-2 for 2017.
As reflected in the Summary Compensation Table, Mr. Oddleifson had total compensation in 2017 of $2,594,801. We determined that the median annual 2017 compensation for all of our employees, excluding Mr. Oddleifson, was $65,008. Mr. Oddleifson’s 2017 annual compensation, therefore, was approximately 40 times that of the median annual compensation for all employees. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.
Because the rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the CEO pay ratio reported by other companies may not be comparable to the ratio we are reporting.

Table of Potential Benefits Payable Upon Termination or Change in Control

The following table quantifies the benefits that would have been payable to our named executive officers under their employment agreements and stock award agreements using the five year period ended December 31, 2016 for purposes of computing any Internal Revenue Code Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2017:

		Termination			Net Termination
		Without Cause	Termination	Termination	Benefit Due to
	Termination	or Resignation	Due to	Due to	a Change of
Name(1)	for Cause	for Good Reason	Disability	Death	Control (2)
Christopher Oddleifson
Severance	$—	$2,160,000	$360,000	$—	$3,769,284
Equity award acceleration	—	2,615,044	2,615,044	2,615,044	3,141,574
Medical benefits	—	20,770	13,847	—	41,540
Perquisites	—	10,451	—	—	—
Additional service credit in SERP	—	470,560	313,707	—	941,120
Income tax gross up	—	—	—	—	1,867,024
Total	$—	$5,276,825	$3,302,598	$2,615,044	$9,760,542
Robert D. Cozzone
Severance	$—	$355,000	$—	$—	$1,603,461
Equity award acceleration	—	700,805	700,805	700,805	973,182
Medical benefits	—	11,546	—	—	72,691
280G cutback	—	—	—	—	(425,297)
Total	$—	$1,067,351	$700,805	$700,805	$2,224,037
Barry H. Jensen
Severance	$—	$293,000	$—	$—	$822,014
Equity award acceleration	—	426,225	426,225	426,225	515,493
Medical benefits	—	11,546	—	—	48,461
Total	$—	$730,771	$426,225	$426,225	$1,385,968
Gerard F. Nadeau
Severance	$—	$400,000	$—	$—	$1,807,809
Equity award acceleration	—	956,596	956,596	956,596	2,049,194
Medical benefits	—	11,546	—	—	72,691
Additional service credit in SERP	—	—	—	—	165,568
280G cutback	—	—	—	—	(41,720)
Total	$—	$1,368,142	$956,596	$956,596	$4,053,542
Edward H. Seksay
Severance	$—	$318,000	$—	$—	$1,384,770
Equity award acceleration	—	482,175	482,175	482,175	581,851
Medical benefits	—	13,847	—	—	87,178
Additional service credit in SERP	—	—	—	—	224,937
280G cutback	—	—	—	—	(81,803)
Total	$—	$814,022	$482,175	$482,175	$2,196,933

(1) In connection with the termination of her employment on November 30, 2017, Ms. Frey received the severance payments and benefits disclosed in the Summary Compensation Table below.
(2) Pursuant to the terms of the equity award agreements, grants made under the 2005 Employee Stock Plan fully vest upon a change in control whether or not the executive's employment is terminated.

Tabular Disclosures Regarding Executive Officers

The following tables provide compensation information for the CEO, CFO, and the Company's named executive officers in 2017.

SUMMARY COMPENSATION TABLE
							Change in Pension Value and
						Non -Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal				Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary	Bonus	(1) (2)	(1)	(3)	(4)	(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher Oddleifson, CEO	2017	$711,462	$—	$605,760	$—	$475,200	$633,810	$168,569	$2,594,801
	2016	$677,693	$—	$651,351	$—	$536,428	$535,200	$167,378	$2,568,050
	2015	$655,385	$—	$640,000	$—	$503,292	$318,372	$155,808	$2,272,857
Robert D. Cozzone, CFO and EVP of Consumer & Business Banking of Rockland Trust	2017	$349,231	$—	$213,594	$—	$173,950	$18,000	$98,141	$852,916
	2016	$324,231	$—	$178,309	$—	$179,487	$7,000	$92,389	$781,416
	2015	$299,231	$—	$172,108	$—	$153,888	$—	$82,122	$707,349
Barry H. Jensen, Chief Technology and Operations Officer	2017	$290,808	$—	$104,115	$—	$109,875	$22,000	$65,768	$592,566
	2016	$281,539	$—	$111,181	$—	$118,007	$10,000	$79,645	$600,372
	2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Gerard F. Nadeau, President of Rockland Trust	2017	$392,500	$—	$242,304	$—	$196,000	$340,885	$74,011	$1,245,700
	2016	$369,846	$—	$226,557	$—	$202,603	$198,585	$73,179	$1,070,770
	2015	$358,462	$—	$236,148	$—	$196,153	$61,338	$69,201	$921,302
Edward H. Seksay, General Counsel	2017	$315,692	$—	$117,997	$—	$133,560	$224,372	$51,973	$843,594
	2016	$303,846	$—	$113,279	$—	$143,590	$142,812	$62,173	$765,700
	2015	$287,923	$—	$120,075	$—	$135,064	$74,457	$47,854	$665,373
Pamela L. Frey, Former EVP, Consumer & Business Banking of Rockland Trust	2017	$184,038	$18,703	$96,210	$—	$—	$—	$369,199	$668,150
	2016	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2015	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1) The assumptions used in the valuation for the awards reported in the Stock Awards column (column (e)) and the Option Awards column (column (f)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2017 Annual Report on Form 10-K.
(2) The amounts listed in columns (e) represent the aggregate grant date fair value of the time-based and performance-based restricted stock awards on the date of grant calculated in accordance with ASC 718. The portion of the amount in column (e) attributable to performance-based restricted shares represents the value at the grant date assuming the probable outcome of performance conditions, or 85% of target. The value of each named executive officer’s performance-based restricted stock award at the grant date assuming the highest level of performance achievement, or maximum value, is as follows: Mr. Oddleifson, $378,600, Mr. Cozzone, $132,510, Mr. Jensen, $63,100, Mr. Nadeau, $151,440, Mr. Seksay, $75,720. Ms. Frey was not granted any performance-based restricted stock awards.
(3) The amounts listed in column (g) represent the cash payments which the Board approved for performance in these years pursuant to the Executive Cash Incentive Plan.
(4) The amounts in column (h) represent the aggregate change in the actuarial present value of the individual's accumulated benefits under Rockland Trust's frozen defined benefit plan and under the Rockland SERP. The Restoration Plan and the Nonqualified Deferred Compensation Plan do not provide for above-market earnings and therefore are not included in column (h) above.

(5) The amounts in column (i) include the income attributable to dividends on Restricted Stock Awards, 401(k) matching contributions, and employer contributions under the Restoration Plan. These non-perquisite benefits are identified below:

	Dividends on Restricted Stock Awards	401(k) Plan Employer Contributions	401(k) Restoration Plan Contributions
Christopher Oddleifson	$31,816	$24,296	$112,457
Robert Cozzone	$7,874	$23,457	$56,188
Barry Jensen	$5,030	$24,334	$36,404
Gerard Nadeau	$12,149	$24,475	$37,387
Edward Seksay	$5,880	$24,326	$21,767
Pamela Frey	$960	$—	$—
The only individual with 2017 perquisite/personal benefits which exceed $10,000 is Mr. Cozzone. The only perquisite benefit provided to Mr. Cozzone is a Company-owned car (total cost to the Company of $10,622 for 2017), which is reflective in column (i). Excluded from this column are perquisites for other executives, the aggregate cost of which for each such executive did not exceed $10,000.

The amount in this column for Ms. Frey includes: as per her employment offer, a $75,000 payment to assist with moving expenses and a $3,411 payment for temporary housing expenses; and, severance payment and benefits per her employment agreement, namely a $275,000 cash severance payment, and a $14,828 value for equity award acceleration.  Upon her termination of employment, Ms. Frey became entitled to accelerated vesting of 1,500 shares of restricted stock.  The total value attributable to the accelerated vesting of that equity award was $111,038, but under SEC rules we are also required to report the $96,210 grant date fair value of that award in column (e) above.  To avoid double counting of the value attributable to grant and vesting of Ms. Frey’s awards, we have reported only the $14,828 balance as severance in column (i).

GRANTS OF PLAN-BASED AWARDS

"Grant Date" refers to the date of stock awards granted during 2017. The grant date fair value of stock awards was calculated, in accordance with the 2005 Employee Plan, as the average of the high and low trading prices on the date of grant for each restricted share granted. The following table provides information relating to the grants of plan-based awards during 2017:

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number	Number	or Base	Value of
		Estimated Future			Estimated Future			of Shares	of Securities	Price of	Equity-
		Payouts Under Non-Equity			Payouts Under			of Stock	Underlying	Option	Based
		Incentive Plan Awards (1)			Equity Incentives Plan Awards (2)			or Units	Options	Awards	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/SH)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Christopher Oddleifson	2/16/2017	$198,000	$396,000	$653,400	1,500	3,000	6,000	4,500	—	—	$662,550	(3)
Robert Cozzone	2/16/2017	$62,125	$124,250	$217,438	525	1,050	2,100	1,600	—	—	$233,470	(3)
Barry Jensen	2/16/2017	$43,950	$87,900	$153,825	250	500	1,000	800	—	—	$113,580	(3)
Gerard Nadeau	2/16/2017	$70,000	$140,000	$245,000	600	1,200	2,400	1,800	—	—	$265,020	(3)
Edward Seksay	2/16/2017	$47,700	$95,400	$166,950	300	600	1,200	850	—	—	$129,355	(3)
Pamela Frey	4/3/2017	$—	$—	$—	—	—	—	1,500	—	—	$96,210	(4)

(1) The amounts reported in the Target column represent each named executive officer’s Target Award under the Executive Incentive Plan. The amounts reported in the Threshold column were calculated for each named executive officer assuming that threshold performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and, other than for our CEO, assuming the Individual Performance Factor was attained at 100%. The amounts reported in the Maximum column were calculated for each named executive officer assuming that maximum performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and the Individual Performance Factor was attained at the maximum of 140% (or in the case of our CEO, the maximum of 1.20 times the amount equal to the product of his Target Award multiplied by the maximum Bank Performance Adjustment Factor). See column (g) in the Summary Compensation Table for the actual incentive award paid to each named executive officer.
(2) These amounts represent the threshold, target and maximum number of shares that each named executive officer may earn with respect to the performance-based restricted share awards granted in 2017 subject to achievement of specified levels of ROATE as compared to the peer group as described in the Compensation Discussion and Analysis under “Time Vested and Performance-Based Restricted Stock Awards in 2017.”
(3) The grant date fair value for these performance-based and time-based restricted stock awards was $63.10.
(4) The grant date fair value for these time-based restricted stock awards was $64.14.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table set forth below contains individual equity awards that were outstanding as of December 31, 2017 for the named executive officers:

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan Awards:		Plan Awards:
			Plan Awards:					Market	Number of		Market or
	Number of	Number of	Number of			Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares		Shares	Shares,		of Unearned
	Underlying	Underlying	Underlying	Option		or Units		or Units	Units or		Shares, Units
	Unexercised	Unexercised	Unexercised	Exercise	Option	of Stock		of Stock	Other Rights		or Other Rights
	Options	Options	Unearned	Price	Expiration	That Have		That Have	That Have		That Have
Name (9)	Exercisable (#)	Unexercisable	Options	($/SH)	Date	Not Vested (#)		Not Vested	Not Vested (#)		Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Christopher Oddleifson						3,700	(1)	$258,445
						4,200	(2)	$293,370
						5,166	(3)	$360,845
						5,980	(4)	$417,703
						4,500	(5)	$314,325
									7,380	(6)	$535,788
									8,050	(7)	$562,293
									6,000	(8)	$419,100
Robert Cozzone	2,500	—	—	$27.58	2/10/2021
						500	(1)	$34,925
						1,000	(2)	$69,850
						1,380	(3)	$96,393
						1,640	(4)	$114,554
						1,600	(5)	$111,760
									2,000	(6)	$145,200
									2,200	(7)	$153,670
									2,100	(8)	$146,685
Barry Jensen						500	(1)	$34,925
						640	(2)	$44,704
						840	(3)	$58,674
						1,000	(4)	$69,850
						800	(5)	$55,880
									1,200	(6)	$87,120
									1,400	(7)	$97,790
									1,000	(8)	$69,850

	Option Awards					Stock Awards
									Equity		Equity
			Equity						Incentive		Incentive
			Incentive						Plan Awards:		Plan Awards:
			Plan Awards:					Market	Number of		Market or
	Number of	Number of	Number of			Number of		Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares		Shares	Shares,		of Unearned
	Underlying	Underlying	Underlying	Option		or Units		or Units	Units or		Shares, Units
	Unexercised	Unexercised	Unexercised	Exercise	Option	of Stock		of Stock	Other Rights		or Other Rights
	Options	Options	Unearned	Price	Expiration	That Have		That Have	That Have		That Have
Name	Exercisable (#)	Unexercisable	Options	($/SH)	Date	Not Vested (#)		Not Vested	Not Vested (#)		Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Gerard Nadeau	15,000	—	—	$28.27	2/14/2018
	6,500	—	—	$27.43	2/17/2021
						1,280	(1)	$89,408
						1,640	(2)	$114,554
						2,100	(3)	$146,685
						2,240	(4)	$156,464
						1,800	(5)	$125,730
									2,400	(6)	$174,240
									2,600	(7)	$181,610
									2,400	(8)	$167,640
Edward Seksay						760	(1)	$53,086
						720	(2)	$50,292
						960	(3)	$67,056
						1,040	(4)	$72,644
						850	(5)	$59,373
									1,400	(6)	$101,640
									1,400	(7)	$97,790
									1,200	(8)	$83,820

(1) This stock award vests evenly over the five-year period beginning February 14, 2013. These remaining unvested shares vested on February 14, 2018.
(2) This stock award vests evenly over the five-year period beginning March 20, 2014. Of these remaining unvested shares, 50% vested on March 20, 2018 and the balance will vest on March 20, 2019.
(3) This stock award vests evenly over the five-year period beginning February 12, 2015. Of these remaining unvested shares, 33% vested on February 12, 2018 and the balance will vest evenly on each of February 12, 2019 and 2020.

(4) This stock award vests evenly over the five-year period beginning February 11, 2016. Of these remaining unvested shares, 25% vested on February 11, 2018 and the balance will vest evenly on each of February 11, 2019, 2020 and 2021.

(5) This stock award vests evenly over the five-year period beginning February 16, 2017. Of these remaining unvested shares, 20% vested on February 16, 2018 and the balance will vest evenly on each of February 16, 2019, 2020, 2021 and 2022.

(6) This performance-based restricted share award vested on February 27, 2018, based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2015 to December 31, 2017. Earned shares vested upon compensation committee certification of performance achievement following completion of the performance period. These awards were earned at maximum, as shown here.

(7) This performance-based restricted share award will vest based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2016 to December 31, 2018. Any shares earned will vest upon compensation committee certification of performance achievement following completion of the performance period. Amounts shown here are reported at maximum.

(8) This performance-based restricted share award will vest based on achieving specified levels of ROATE performance as compared to our peer group over the three-year performance period from January 1, 2017 to December 31, 2019. Any shares earned will vest upon compensation committee certification of performance achievement following completion of the performance period. Amounts shown here are reported at maximum.

(9) Ms. Frey had no outstanding equity awards as of December 31, 2017.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	Upon Exercise	Vesting	on Vesting
(a)	(b)	(c)	(b)	(e)

Christopher Oddleifson	—	$—	19,015	$1,212,128
Robert Cozzone	3,250	$143,585	3,874	$247,282
Barry Jensen	—	$—	2,790	$177,841
Gerard Nadeau	15,000	$505,025	7,084	$451,771
Edward Seksay	—	$—	3,588	$228,561
Pamela Frey	—	$—	1,500	$111,038

Pension Benefits

The Rockland Trust SERP Participation Agreements provide for an annual benefit payable at age 65 to the executive upon termination of employment at age 62 or later. Should the executive terminate employment prior to age 62, the benefit is prorated based on the executive's benefit service as of employment termination relative to the executive's projected benefit service at age 65. The accumulated benefit shown in the table has been calculated assuming the executive terminated employment as of December 31, 2017. The present value of accumulated benefit has been calculated assuming the executive will start receiving his or her pension at age 65. The assumptions used for the Rockland SERP are those required under U.S. GAAP, including a discount rate of 3.45% which is based on the investment yield of high quality corporate bonds available in the market place as determined by the Citigroup Pension Liability Index as well as post-retirement mortality according to the White Collar RP-2014 Mortality Table with Scale MP-2017. The discount rate used for computing the Defined Benefit Plan present value of accumulated benefit is 3.60%, which is based on the Citigroup Pension Liability Index as of December 31, 2017. As discussed in the Compensation Discussion and Analysis, the Defined Benefit Plan and Rockland SERP were frozen for purposes of benefit accrual in 2006 and 2014, respectively.

The following table provides details of the present value of the accumulated benefit and years of credited service for the named executive officers under the Company's qualified and nonqualified retirement programs as of December 31, 2017. Ms. Frey was not eligible to participate in our pension plans.

			Present Value of
	Plan	Number of Years	Accumulated	Payments During
Name	Name	Credited Service	Benefit	Last Fiscal Year
(a)	(b)	(c)	(d)	(e)

Christopher Oddleifson	Defined Benefit Plan	2.417	$109,000	$—
	Rockland SERP	13.917	$4,385,037	$—
Robert Cozzone	Defined Benefit Plan	6.667	$103,000	$—
	Rockland SERP	—	$—	$—
Barry Jensen	Defined Benefit Plan	7.250	$155,000	$—
	Rockland SERP	—	$—	$—
Gerard Nadeau	Defined Benefit Plan	22.500	$747,000	$—
	Rockland SERP	33.500	$1,852,004	$—
Edward Seksay	Defined Benefit Plan	4.917	$212,000	$—
	Rockland SERP	16.417	$1,231,213	$—

Nonqualified Deferred Compensation

As discussed above in the Compensation Discussion and Analysis under “Retirement Plans - Nonqualified Retirement Plans for Executive Officers,” in June 2014 our Board adopted the Independent Bank Corp. and Rockland Trust Company Nonqualified Deferred Compensation Plan and in December 2014 adopted the Rockland Trust Company 401(k) Restoration Plan.

Restoration Plan. The Restoration Plan is a defined contribution plan intended to restore to each participant the matching and discretionary contributions which would have been made to the existing tax qualified Rockland Trust 401(k) plan on a participant’s behalf but were prohibited due to Internal Revenue Code limitations.

The Restoration Plan defines “Compensation” as compensation as defined in Rockland Trust’s 401(k) plan, plus annual cash incentive compensation paid during the Plan year, but excluding any discretionary bonuses. The Board approved the participants in the Restoration Plan, including each of our named executive officers and, effective as of January 1, 2015, the making of restoration contributions on their behalf pursuant to the terms and conditions of the Restoration Plan.

Company contributions to the Rockland Trust 401(k) plan are restricted by IRS limits on compensation into qualified plans. The Restoration Plan restores the Company contributions into the 401(k) plan, which were limited as a result of the IRS compensation limits. The Restoration Plan incorporates the following Company contributions, consistent with the 401(k) plan: the Company match, calculated at 25% of the first 6% of deferrals; the Company non-elective contribution of 5% of salary up to the Social Security taxable wage base; and, the Company supplemental non-elective contribution of 10% of salary from the Social Security taxable wage base up to the IRS compensation limit. The Company contributions into the 401(k) Plan limited by the IRS compensation limits, in addition to the Company contributions on the annual incentive compensation, are to be funded into the participant’s Restoration Plan account on an annual basis.

The Restoration Plan also provides for additional, discretionary contributions, as approved by the Board. Additional discretionary contributions have been approved for Mr. Cozzone and Mr. Jensen and are described in the Compensation Discussion and Analysis under “Retirement Plans - Nonqualified Retirement Plans for Executive Officers”.

Restoration Plan participants have the right to direct the investment of their account balance by choosing from among investment alternatives made available by the plan administrator, including Company stock. Each participant’s account under the plan will be credited with earnings or losses arising from investment performance. A participant’s account balance will be paid out, subject to plan terms, upon a separation from service, or upon death or disability, in a lump sum unless the participant has elected annual installment payments.

Nonqualified Deferred Compensation Plan. The Nonqualified Deferred Compensation Plan permits certain highly compensated employees of the Company and/or Rockland Trust, a group determined by the compensation committee which includes, but is not limited to, the named executive officers, to defer receipt of all or a portion of their annual cash incentive award. In January 2018, the Nonqualified Deferred Compensation Plan was amended to permit deferral of annual base salary in addition to annual cash incentive awards, a feature that was previously in place under the Restoration Plan. No other forms of compensation are eligible for deferral under this plan. The compensation committee administers the plan and annually selects the employees who are eligible to participate. Each participant has the right to direct investment of their account balance by choosing from among the investment alternatives made available by the plan administrator, and each account will be credited with earnings or losses arising from investment performance of the selected investment alternatives. A participant’s account balance will be paid out, subject to plan terms, upon a separation from service, or upon death or disability, in a lump sum payment unless the participant has elected annual installment payments.

The following table provides details regarding our named executive officers’ participation in our nonqualified Restoration Plan and Nonqualified Deferred Compensation Plan ("NQDC") as of December 31, 2017. Ms. Frey did not participate in our nonqualified deferred compensation plans.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(e)	(f)
			(1)			(1)

Christopher Oddleifson	Restoration	—	112,457	2,724	—	319,304
	NQDC	—	—	—	—	—
Robert Cozzone	Restoration	—	56,188	6,036	—	229,249
	NQDC	—	—	—	—	—
Barry Jensen	Restoration	—	36,404	12,152	—	136,096
	NQDC	—	—	—	—	—
Gerard Nadeau	Restoration	—	37,387	7,274	—	111,204
	NQDC	—	—	—	—	—
Edward Seksay	Restoration	—	21,767	4,877	—	63,513
	NQDC	—	—	—	—	—

(1) Columns (c) and (f) include amounts that were earned during 2017 and were funded to the plan in 2018. All amounts reported in column (c) have been reported as compensation in the Summary Compensation Table.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by: any Person or Entity who Owns 5% or More of Common Stock, our Directors and Named Executive Officers, and all of our Executive Officers and Directors as a Group

The following table sets forth the beneficial ownership of the Common Stock as of December 31, 2017, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and all executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class (1)

BlackRock, Inc.	3,532,683	(2)	12.9%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	2,583,961	(2)	9.41%
100 Vanguard Blvd.
Malvern, PA 19355
Silvercrest Asset Management Group LLC	1,473,298	(2)	5.4%
1330 Avenue of the Americas, 38th Floor
New York, NY 10019
Donna L. Abelli	10,631		**
Robert D. Cozzone	26,740		**
Pamela Frey	1,049	(3)	**
Michael P. Hogan	532		**
Barry H. Jensen	12,602		**
Kevin J. Jones	114,666	(4)	**
Mary L. Lentz	4,587		**
Eileen C. Miskell	16,552		**
John J. Morrissey	11,297		**
Gerard Nadeau	39,123	(5)	**
Daniel F. O'Brien	28,412		**
Christopher Oddleifson	88,143		**
Carl Ribeiro	17,050	(6)	**
Edward H. Seksay	11,541		**
John H. Spurr, Jr.	139,745	(7)	**
Frederick Taw	13,601		**
Brian S. Tedeschi	42,222		**
Thomas R. Venables	27,623	(8)	**
Directors and executive officers as a group (19 Individuals)	610,072	(9)	2.22%
___________
** less than one percent

(1)
Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Exchange Act as of December 31, 2017. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has, or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock which are subject to stock options exercisable within 60 days of December 31, 2017 are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person.

(2)	Shares owned as of December 31, 2017, based upon public filings with the SEC.

(3)	Shares owned as of November 30, 2017, based upon last records available to the Company.

(4)
Includes 18,000 shares owned by Mr. Jones and his spouse, jointly, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers' Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares.

(5)	Includes 8,141 shares owned jointly by Mr. Nadeau and his spouse in broker name and 422 shares owned by children over which Mr. Nadeau has custodial powers.

(6)	Includes 3,574 shares held in broker name for benefit of Mr. Ribeiro's spouse.

(7)
Includes 4,830 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 2,704 shares held in the name of Kay Spurr 2014 Trust, of which Mr. Spurr may be deemed to possess voting or investment control. Includes 13,578 shares held in the name of John H. Spurr, Jr. 2014 Trust, of which Mr. Spurr is a Trustee and Life Beneficiary. Includes 100,000 shares owned of record by A. W. Perry Security Corporation, a wholly-owned subsidiary of A.W. Perry, Inc., of which Mr. Spurr is Vice Chair.

(8)	Includes 4,265 shares owned jointly by Mr. Venables and his spouse in broker name.

(9)
This amount includes a total of 49,834 shares, which the group has a right to acquire within 60 days of December 31, 2017 through the exercise of stock options granted pursuant to the Company's Stock Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and holders of 10% or more of the Company's common stock, to file reports on Forms 3, 4, and 5 with the SEC to indicate ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of those reports. Based solely upon a review of those reports and any amendments thereto, the Company believes that, during the year ended December 31, 2017, filing requirements under Section 16(a) were complied with in a timely fashion, except as follows: In February 2017, the Company's Principal Accounting Officer was awarded 850 shares of restricted stock. Due to an inadvertent administrative error, the transaction was reported late on a Form 4.

Solicitation of Proxies and Expenses of Solicitation

The Board of the Company is soliciting the proxy form accompanying this proxy statement. Officers, directors, and regular supervisory and executive employees of the Company may solicit proxies, none of whom will receive any additional compensation for their services. Georgeson Shareholder Communications may also solicit proxies and provide other related services at an approximate cost of $11,500, plus reasonable expenses. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all proxy solicitation costs.

Exhibit A

Approved by Board of Directors on March 15, 2018
Approved by shareholders on May __, 2018

INDEPENDENT BANK CORP. 2018 NON-EMPLOYEE DIRECTOR STOCK PLAN

1.	Purposes.

This 2018 Non-Employee Director Stock Plan (the “Plan”) has been approved to grant stock options and to make restricted stock awards to directors of Independent Bank Corp. (the “Company”), Rockland Trust Company, a wholly-owned subsidiary of the Company (“Rockland Trust”), and any other direct or indirect wholly-owned subsidiary of the Company who are not also employees of the Company, Rockland Trust, or any other direct or indirect wholly-owned subsidiary of the Company (collectively, the “Non-Employee Directors”) in the manner and at the times described below. The purposes of the Plan are: to promote the long-term success of the Company and its subsidiaries by creating a long-term mutuality of interests between the Non-Employee Directors and the Company’s shareholders through equity award grants; to provide an additional inducement for the Non-Employee Directors to remain with the Company, any future wholly-owned subsidiaries of the Company, and/or Rockland Trust; and, to provide a means through which the Company and Rockland Trust may attract qualified persons to serve as Non-Employee Directors.

2.	Effect of Plan on Rights of the Company and Shareholders.

Nothing in this Plan, or in any equity award made under this Plan, shall confer any right to any person to continue as a Non-Employee Director or interfere in any way with the rights of the shareholders or the Board of Directors (the “Board”) to appoint, elect, and/or remove directors.

3.	Types of Awards and Administration.

(a)Types of Awards.

Stock options and restricted stock awards will be granted to Non-Employee Directors under this Plan in the amounts and at the times specified below. All stock options granted pursuant to this Plan will be non-statutory stock options that are not intended to qualify under the requirements of Sections 422 or 423 of the Internal Revenue Code of 1986 (the “Code”).

(b)Administration.

(i)This Plan describes the Non-Employee Directors to whom equity awards are granted, the timing of grants, the number of shares subject to any award, the exercise price of any stock option, the periods during which any stock option may be exercised and restricted stock awards shall vest, and the term of any stock option.

(ii)The Board shall administer this Plan, subject to any limits expressly imposed by this Plan on the Board’s discretion. The Board’s construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. The Board shall have authority, subject to the express provisions of this Plan, to construe the stock option agreements (each, an “Option Agreement”) and restricted stock agreements (each a “Restricted Stock Agreement”) issued pursuant to this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, to determine the terms and provisions of Option Agreements and Restricted Stock Agreements, and to make all other determinations which are, in the judgment of the Board, necessary or desirable for the administration of this Plan. The Board may correct any defect, supply any omission, or reconcile any inconsistency in this Plan, in any Option Agreement, or in any Restricted Stock Agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination made in good faith under this Plan.

The Board may, to the full extent permitted by or consistent with applicable law and the Plan, delegate any or all of its powers under this Plan to a compensation committee (the “Compensation Committee”) appointed by the Board, subject to any votes as may be adopted by the Board that are consistent with this Plan. If the Compensation Committee is appointed, the Compensation Committee may assume all responsibilities of the Board under the Plan. The Compensation Committee, if appointed, shall consist of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 (as defined below). The Board, however, may abolish the Compensation Committee at any time and re-vest in the Board the administration of this Plan.

(c)Applicability of Rule 16b-3.

Those provisions of this Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act.

4.	Eligibility.

Equity awards may be granted to any Non-Employee Director. Persons who are Non-Employee Directors of both the Company and of Rockland Trust, or both the Company and any direct or indirect wholly-owned subsidiary of the Company, shall be entitled to awards under this Plan as if they were Non-Employee Directors of the Company only. Stock options and restricted stock awards may be granted separately or in any combination to any individual eligible under this Plan.

5.	Stock Subject To Plan.

The aggregate number of shares which may be issued and as to which grants of stock options and/or restricted stock awards may be made under this Plan is three hundred thousand (300,000) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which shall include any shares of Common Stock that remain available for issuance pursuant to the Independent Bank Corp. 2010 Non-Employee Director Stock Plan (the “2010 Plan”) as of the date of shareholder approval of this Plan, subject to adjustment and substitution as provided below. If any stock option granted under this Plan or the 2010 Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available for purposes of this Plan. The shares which may be issued under this Plan may be authorized but unissued shares, reacquired shares, treasury shares, or any combination of those types of shares.

6.	Grants of Equity Awards.

(a)2018 Restricted Stock Award to Non-Employee Directors.

On the later of (i) the third business day following the day of the Company’s 2018 Annual Shareholders Meeting if this Plan is approved by shareholders or (ii) the effectiveness of a registration statement registering the securities issued by this Plan under the Securities Act of 1933, as amended, (the “Act”), each Non-Employee Director shall each automatically and without further action be granted a restricted stock award for five hundred (500) shares of Common Stock that will vest immediately.

(b)Annual Grants of Restricted Stock Awards.

On the third business day following the day of each annual shareholders meeting after 2018, each then current Non-Employee Director shall be granted either (A) a restricted stock award in an amount of shares of Common Stock not to exceed one thousand five hundred (1,500) shares which shall vest immediately upon grant, (B) a stock option to purchase not more than three thousand (3,000) shares of Common Stock which shall be immediately exercisable, or (C) a combination of restricted stock awards and stock options subject to the foregoing limits and an overall limit of 4,500 shares of Common Stock. Any new Non-Employee Director who joins the Board during the period between the annual shareholders meeting and December 31 of that year shall be entitled to receive, on the third business day following appointment to the Board, the same award as if he or she had been a member of the Board on the date of the annual shareholders meeting. Each year the Compensation Committee will recommend to the Board the type(s) and amounts of equity awards to be granted to Non-Employee Directors within the parameters established by this Plan based upon a review of the compensation practices of comparable financial institutions and any other relevant considerations. The Board will evaluate and vote upon that recommendation.

7.	Terms and Conditions of Stock Options.

(a)Option Price.

The purchase price at which each stock option may be exercised (the “Option Price”) shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant. “Fair Market Value” of the Common Stock shall be determined by the Compensation Committee in its sole discretion; provided, however, that Fair Market Value shall be equal to: (i) if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”), the mean of the highest and lowest sales prices per share of the Common Stock for the grant date on the NASDAQ, as quoted in The Wall Street Journal (or in such other reliable publication as the Board, in its discretion, may determine to rely upon), or (ii) if the Common Stock is not listed on NASDAQ, the mean of the highest and lowest sales prices per share of Common Stock for the grant date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, as quoted in The Wall Street Journal (or in such other reliable publication as the Board, in its discretion, may determine to rely upon). If the Fair Market Value of the Common Stock cannot be determined on the basis set forth above, the Board shall in good faith determine the Fair Market Value of the Common Stock on the grant date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(b)Payment of Option Price.

The Option Price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars; provided, however, that in lieu of cash the person exercising the stock option may pay the Option Price in whole or in part by delivering shares of Common Stock already owned by such person having a fair market value, determined in the manner set forth above for the day immediately preceding the date on which the Option Price is delivered, equal to the Option Price for the shares being purchased; except that any portion of the Option Price representing a fraction of a share shall in any event be paid in cash. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued until the Company has received payment, in full, of the Option Price. The date of exercise of a stock option shall be determined under procedures established by the Board, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the Option Price with shares shall not increase the number of shares of the Common Stock which may be issued under this Plan.

(c)Expiration and Vesting.

Each stock option shall expire on the date specified in the applicable Option Agreement. Subject to the preceding sentence and subject to the provisions of this Plan that provide for earlier termination of a stock option under certain circumstances, each stock option shall be immediately exercisable and remain exercisable for not later than ten years from the date on which the stock option was granted. Stock options, to the extent exercisable at any time, may be exercised in whole or in part.

(d)Nontransferability of Options.

Except as expressly provided below, stock options shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Non-Employee Director to whom they are granted (the “Grantee”), either voluntarily or by operation of law and, during the life of the Grantee, shall be exercisable only by the Grantee or other transferee permitted by this Section 7. Stock options, however, may be transferred (i) pursuant to a qualified domestic relations order (as defined in Rule 16b-3), (ii) by will or the laws of intestacy, or (iii) to any member of the Grantee’s Family. The Grantee’s “Family” shall, for purposes of this Plan, mean a Grantee’s spouse, the Grantee’s lineal descendants by birth or adoption, and trusts for the exclusive benefit of the Grantee and/or the foregoing individuals.

(e)Effect of Termination of Non-Employee Director Status.

If a Grantee ceases to be a Non-Employee Director, any outstanding stock options held by the Grantee shall be exercisable according to the following provisions:

(i)    General. If a Grantee ceases to be a Non-Employee Director for any reason other than removal from the Board for cause, any outstanding stock option shall be exercisable by the Grantee at any time prior to the expiration date of the stock option or within three years after the date the Grantee ceases to be a Non-Employee Director, whichever is the shorter period. Following the death or permanent and total disability (as defined in Section 22(e)(3) of the Code or any successor) of a Grantee during service as a Non-Employee Director any outstanding stock option held by the Grantee at the time of death or permanent and total disability (whether or not exercisable by the Grantee immediately prior to death or permanent and total disability) shall be exercisable by the person entitled to do so under the Grantee’s will or, if the Grantee shall fail to make testamentary disposition of the stock option, shall die intestate or shall become permanently and totally disabled, by the Grantee’s legal representative at any time prior to the expiration date of the stock option or within three years after the Grantee’s death or permanent and total disability, whichever is the shorter period.

(ii)    For Cause. If during his or her term of office as a Non-Employee Director a Grantee is removed from the Board for cause, any outstanding stock option held by the Grantee shall immediately terminate and be forfeited.

(f)Option Agreements.

All stock options shall be confirmed by an Option Agreement which shall be executed by the Grantee and, on behalf of the Company, by the Chief Executive Officer (if other than the President), the President, or any officer of the Company or Rockland Trust that the Chief Executive Officer authorizes to sign the Option Agreement. Each Option Agreement shall contain such terms, provisions, and conditions consistent with this Plan as may be determined by the Board, in its sole discretion.

(g)Registration and Listing.

The obligation of the Company to issue shares of the Common Stock under this Plan upon the exercise of stock options shall be subject to (i) the effectiveness of a registration statement under the Act with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws which may then be in effect.

8.	Terms and Conditions of Restricted Stock Awards.

(a)Restricted Stock Agreements.

Any restricted stock award shall be confirmed by a Restricted Stock Agreement which shall be executed by the Non-Employee Director to whom it is granted and, on behalf of the Company, by the Chief Executive Officer (if other than the President), the President, or any officer of the Company or Rockland Trust that the Chief Executive Officer authorizes to sign the Restricted Stock Agreement. Each Restricted Stock Agreement shall contain such terms, provisions and conditions consistent with this Plan as may be determined by the Board, in its sole discretion.

(b)Registration and Listing.

The obligation of the Company to issue shares of the Common Stock under this Plan for restricted stock awards shall be subject to (i) the effectiveness of a registration statement under the Act with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws which may then be in effect.

9.	General Restrictions.

(a)Investment Representations.

The Company may require any person to whom a stock option or restricted stock award is granted to give written assurances in substance and form satisfactory to the Company to the effect that the person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(b)Compliance with Securities Laws.

Each stock option or restricted stock award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration, or qualification of the shares subject to such stock option or restricted stock award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, the option may not be exercised, in whole or in part, unless the listing, registration, qualification, consent or approval, or satisfaction of condition shall have been effected or obtained on conditions acceptable to the Board. Nothing in this Plan shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy any such condition.

10.	Rights as a Shareholder.

The holder of a stock option shall have no rights as a shareholder with respect to any shares covered by the stock option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until exercise of the stock option and issuance of the shares of Common Stock underlying the stock option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

The holder of a restricted stock award shall have any and all rights of a shareholder with respect to the shares covered by a restricted stock award. Such rights include, without limitation, any rights to receive dividends or non-cash distribution with respect to such shares and the right to vote shares at any meeting of the Company’s shareholders.

11.	Adjustment Provisions for Recapitalizations and Related Transactions.

(a)General.

If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under this Plan, (y) the number and kind of shares or other securities subject to any then outstanding stock options under this Plan, and (z) the price for each share subject to any then outstanding stock options under this Plan, without changing the aggregate purchase price as to which the stock options remain exercisable. Notwithstanding the foregoing, any other provision in this Plan or in an Option Agreement, in the event of a transaction listed above or a Change in Control, the Compensation Committee, with the approval of the Board, shall have the right and authority to cancel and terminate all outstanding stock options by paying each stock option holder in cash the difference between the exercise price, if any, and the Fair Market Value of the Shares underlying the stock option on the date of the consummation of the transaction or Change in Control.

A “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is defined in Section 13(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of the Company or Rockland Trust, or (y) securities of either the Company or Rockland Trust representing a majority of the combined voting power of the then outstanding voting securities of either the Company or Rockland Trust, respectively; or (ii) the Company or Rockland Trust consolidates or merges with any other person or sells all or substantially all of its assets to a person not at that time owning a majority of the outstanding voting stock of the Company; or (iii) individuals who currently constitute the Board cease for any reason to constitute a majority of the Board, unless the election of each new director was nominated or approved by the shareholders of the Company at their regularly scheduled annual meeting or was approved by at least two thirds of the directors of the Board currently in office.

(b)Board Authority to Make Adjustments.

Any adjustments or substitutions under this Section 11 shall be made by the Board, whose determination as to such adjustments or substitutions, if any, shall be final, binding and conclusive. No fractional shares will be issued under this Plan on account of any such adjustments or substitutions.

12.	Amendment of the Plan.

The Board reserves the right to modify, amend or terminate the Plan from time to time, in any respect, in order to meet changes in legal requirements or for any other reason. The Company must obtain shareholder approval for each amendment of the Plan for which shareholder approval is required by the Code, any applicable stock exchange listing requirements, or any other applicable laws or regulations.

The termination or any modification or amendment of this Plan shall not, without the consent of the holder of a stock option or any restricted stock award, affect his or her rights. The Board, however, may with the consent of the person affected amend outstanding Option Agreements or Restricted Stock Agreements in a manner consistent with this Plan. The Board, however, shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Option Agreement or Restricted Stock Agreement to the extent necessary to ensure the qualification of this Plan under Rule 16b-3.

13.	Effective Date and Duration of the Plan.

(a)Effective Date.

This Plan shall immediately take effect once approved by the Company’s shareholders. If shareholder approval is obtained at the 2018 Annual Shareholders Meeting, this Plan shall immediately be in effect on that date and the equity awards granted on the later of (i) the third business day after the meeting or (ii) the effectiveness of a registration statement under the Act with respect to the shares subject to this Plan.

(b)Termination.

This Plan shall terminate upon the close of business on the day after restricted stock or stock option awards are made following the 2028 Annual Shareholders Meeting. Any stock options outstanding or unvested restricted stock awards that exist as of the termination date shall continue to have force and effect in accordance with the provisions of the any Option Agreement or Restricted Stock Agreement evidencing them.

INDEPENDENT BANK CORP.

Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2018.

Vote by Internet

- Go to **www.envisionreports.com/INDB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees for Class I Directors listed, and FOR Proposals 2 through 4.

1. Reelect the following Class I Directors:

Nominee	For	Against	Abstain
01 - Donna L. Abelli	☐	☐	☐
02 - Kevin J. Jones	☐	☐	☐
03 - Mary L. Lentz	☐	☐	☐
04 - John J. Morrissey	☐	☐	☐
05 - Frederick Taw	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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1 U P X 3 6 3 7 4 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

Proxy — INDEPENDENT BANK CORP.

THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS

The undersigned shareholder, appoint(s) each of Edward H. Seksay and Patricia M. Natale, acting individually, proxy of the undersigned (with full power of substitution), for and in the name(s) of the undersigned, to attend the 2018 Annual Shareholder Meeting of Independent Bank Corp. to be held at the DoubleTree by Hilton Boston located at 929 Hingham Street, Rockland, Massachusetts 02370, on Thursday, May 17, 2018 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, and to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions herein provided and in the proxy's discretion upon any other business that may properly come before the meeting.

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED IN ACCORDANCE WITH BOARD OF DIRECTORS RECOMMENDATIONS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDER FOR ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL SHAREHOLDER MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

INDEPENDENT BANK CORP.

Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
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Vote by Internet

- Go to **www.envisionreports.com/INDB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice & Admission Ticket

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Important Notice Regarding the Availability of Proxy Materials for the Independent Bank Corp. 2018 Annual Shareholder Meeting to be held at 10:00 a.m., Eastern Time, on Thursday, May 17, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/INDB

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/INDB** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of proxy materials and a proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 7, 2018 to facilitate timely delivery.

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Shareholder Meeting Notice & Admission Ticket

Independent Bank Corp.'s 2018 Annual Shareholder Meeting will be held at 10:00 a.m., Eastern Time, on Thursday, May 17, 2018 at DoubleTree by Hilton Boston located at 929 Hingham Street, Rockland, Massachusetts 02370.

Proposals to be voted on at the meeting are listed below along with the voting recommendations of the Board of Directors.

The Board of Directors recommends that you vote FOR all the Director nominees, and FOR proposals 2 through 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Independent Bank Corp. 2018 Annual Shareholder Meeting

Directions to the Independent Bank Corp. 2018 Annual Shareholder meeting are available in the proxy statement, which can be viewed at www.envisionreports.com/INDB.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/INDB**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Independent Bank Corp." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 7, 2018.

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